                                                                     EXHIBIT 4.2




       _________________________________________________________________


                        POOLING AND SERVICING AGREEMENT

                     _____________________________________

                                     among

                       TRANS LEASING INTERNATIONAL, INC.,
                              as initial Servicer

                           TL LEASE FUNDING CORP. IV,
                                   as Seller

                                      and

                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                     _____________________________________

                                  Dated as of
                               November 26, 1996

       _________________________________________________________________

                              TABLE OF CONTENTS



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ARTICLE I

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1        Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2        Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE II

         CONVEYANCE OF ASSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.1        Conveyance of the Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.2        Marking of Lease Management System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.3        Acceptance by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.4        Representations and Warranties of the Seller.   . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.5        Notice of Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.6        Mandatory Purchase of Leases and Indemnification Upon Breach of Warranty  . . . . . . . . . . . .  25
         2.7        Covenants of the Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.8        Release of Lien on Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE III

         ADMINISTRATION AND SERVICING OF LEASES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.1        Appointment and Acceptance; Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.2        Collection of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.3        Servicer Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.4        Realization Upon Defaulted Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.5        Maintenance of Insurance Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.6        Representations and Warranties of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.7        Covenants of Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.8        Servicer Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3.9        Payment of Certain Expenses by Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3.10       Monthly Statement; Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3.11       Annual Statement as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3.12       Annual Independent Public Accountants' Servicing Statements   . . . . . . . . . . . . . . . . . .  41

ARTICLE IV

         RIGHTS OF HOLDERS; ACCOUNTS; ALLOCATION
         AND APPLICATION OF THE TRUST ESTATE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.1        Rights of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.2        Establishment of the Collection Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.3        Establishment of Note Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.4        Investment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                              TABLE OF CONTENTS



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         4.5        Control; Replacement of Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.6        Identification of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.7        Deposit of Collections and Other Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.8        Payments on Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE V

         OTHER MATTERS RELATING TO THE SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.1        Substitution of Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.2        Merger or Consolidation of the Seller; Assumption of the Seller's Obligations   . . . . . . . . .  48
         5.3        Compliance with Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.4        Limitation of Liability of Seller and Others  . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE VI

         OTHER MATTERS RELATING TO THE SERVICER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.1        Liability of the Servicer and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.2        Indemnification by the Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.3        Merger or Consolidation of Servicer; Assumption of Servicer's Obligations   . . . . . . . . . . .  52
         6.4        The Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE VII

         SERVICER DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.1        Servicer Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.2        Indenture Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . .  56
         7.3        Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.4        Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.5        Lease Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE VIII

         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.1        Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.2        Notice of Final Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.3        Optional Purchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE IX

         MISCELLANEOUS PROVISIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.1        Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.2        Evidence of Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                              TABLE OF CONTENTS


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         9.3        Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.4        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.5        Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.6        Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.7        Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.8        No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.9        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.10       Binding Effect; Third-Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.11       Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.12       Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.13       Certificates and Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.14       Assignment to Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.15       No Petition Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.16       Limitation of Liability of Indenture Trustee and Owner Trustee  . . . . . . . . . . . . . . . . .  67
         9.17       Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.18       Available Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


                                                     LIST OF EXHIBITS

Exhibit A                 List of Leases
Exhibit B                 Form of Monthly Statement
Exhibit C                 Identification of Accounts
Exhibit D                 Substitution Transfer Agreement

                        POOLING AND SERVICING AGREEMENT

                    THIS POOLING AND SERVICING AGREEMENT, is made and entered into as of November 26, 1996 (this "Agreement"), among Trans Leasing International, Inc., a Delaware corporation ("Trans Leasing"), as Servicer, TL Lease Funding Corp. IV, a Delaware corporation (the "Seller"), and the TLFC IV Equipment Lease Trust 1996-1, a Delaware business trust (the "Issuer" or the "Trust"). Other capitalized terms used in this Agreement are defined in
Section 1.1.

                    Trans Leasing in the ordinary course of its business originates and acquires equipment leases in the United States;

                    Pursuant to the Contribution and Sale Agreement, Trans Leasing has sold and contributed the Leases and interests in the related Equipment, to the Seller upon the terms and conditions set forth therein;

                    Pursuant to this Agreement, the Seller will sell and convey to the Issuer the Leases and the interests in the related Equipment it received pursuant to the Contribution and Sale Agreement and certain of its rights under the Contribution and Sale Agreement in exchange for the Notes and the Trust Certificates;

                    The Issuer will pledge its rights in the Leases, related Equipment and other property received from the Seller to the Indenture Trustee to secure payments due under the Notes; and

                    Trans Leasing intends to continue administering and servicing the Leases and the related Equipment in its capacity as Servicer pursuant to this Agreement.

                    In consideration of the mutual agreements contained in this Agreement, each party agrees as follows for the benefit of the other Parties and the Holders.


                                   ARTICLE I

                                  DEFINITIONS

                    1.1 Definitions. Whenever used in this Agreement, the following words and phrases have the following respective meanings:

                    "Administrator" means, Trans Leasing, as Administrator under the Administration Agreement dated as of the date hereof among Trans Leasing, as Administrator, and the Trust.

                    "Affiliate" means, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; provided, however, that in no event shall the Trust be deemed to be an Affiliate of the Seller for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                    "Aggregate Discounted Lease Balance" means at any time of determination, an amount equal to the sum of the Discounted Lease Balances of the Leases.

                    "Aggregate Discounted Lease and Residual Balance" means at any time of determination, an amount equal to the sum of the Discounted Lease and Residual Balances of the Leases.

                    "Available Amount" means, for any Payment Date, all amounts on deposit in the Collection Account on such Payment Date representing (i) Collections received during the related Collection Period, (ii) Investment Earnings and (iii) Servicer Advances.

                    "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois, Wilmington, Delaware or New York, New York, are authorized or obligated by any law or regulation to be closed.

                    "Casualty Loss" means, with respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

                    "Casualty Payment" means any payment under a Lease in connection with a Casualty Loss.

                    "Certificateholders" means the holders of the Trust Certificate.

                    "Class A Interest Arrearage" means, for any Payment Date, any Class A Interest Payments or portions thereof that were due on preceding Payment Dates, but remain unpaid as of such Payment Date.

                    "Class A Interest Payment Amount" means (i) for the initial Payment Date, the product of (a) one-twelfth of the Class A Interest Rate and
(b) the Initial Class A Principal Balance and (ii) for any subsequent Payment Date, (a) the product of one-twelfth of the Class A Interest Rate and (b) the Outstanding Class A Principal Balance as of the related Determination Date.

                    "Class A Interest Rate" means 5.98% per annum.

                    "Class A Notes" means the Class A 5.98% Lease Backed Notes in the aggregate principal amount of $127,848,986 issued by the Issuer pursuant to the Indenture.

                    "Class A Percentage" means 90.43%.

                    "Class A Principal Arrearage" means, for any Payment Date, any Class A Principal Payment Amounts or portions thereof that were due on preceding Payment Dates, but remain unpaid as of such Payment Date.

                    "Class A Principal Payment Amount" means, for any Payment Date, the sum of (i) the product of (A) the Class A Percentage and (B) the excess of (1) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period immediately preceding the Collection Period to which such Payment Date relates (or, in the case of the initial Payment Date, as of the Cut-Off Date) over (2) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period to which such Payment Date relates (in each case, calculated after giving effect to all Leases that became Defaulted Leases, Early Termination Leases, Partial Early Termination Leases or were the subject of a Warranty Event during such related Collection Period and all substitutions of Substitute Leases therefor) and (ii) the Class A Principal Arrearage for such Payment Date; provided, that on the Stated Final Maturity Date, on the Redemption Date and on each Payment Date from and after the date on which the Indenture Trustee or the Holders of the Notes shall have declared the Notes to be immediately due and payable following the occurrence of an Event of Default pursuant to the Indenture (unless such declaration has been rescinded and annulled), the Class A Principal Payment Amount shall equal the Outstanding Class A Principal Balance; and provided further, that the Class A Principal Payment Amount shall never exceed the Outstanding Class A Principal Balance.

                    "Class B Interest Arrearage" means, for any Payment Date, any Class B Interest Payment Amounts or portions thereof that were due on preceding Payment Dates, but remain unpaid as of such Payment Date.

                    "Class B Interest Payment Amount" means (i) for the initial Payment Date, the product of (a) one-twelfth of the Class B Interest Rate and
(b) the Initial Class B Principal Balance and (ii) for any subsequent Payment Date, the product of (a) one-twelfth of the Class B Interest Rate and (b) the Outstanding Class B Principal Balance as of the related Determination Date.

                    "Class B Interest Rate" means 6.64% per annum.

                    "Class B Notes" means the Class B 6.64% Lease Backed Notes in the aggregate principal amount of $13,536,951 issued by the Issuer pursuant to the Indenture.

                    "Class B Percentage" means 9.57%.

                    "Class B Principal Arrearage" means, for any Payment Date, any Class B Principal Payment Amounts or portions thereof that were due on preceding Payment Dates, but remain unpaid as of such Payment Date.

                    "Class B Principal Payment Amount" means, for any Payment Date, the sum of (i) the product of (A) the Class B Percentage and (B) the excess of (1) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period immediately preceding the Collection Period to which such Payment Date relates (or, in the case of the initial Payment Date, as of the Cut-Off Date) over (2) the Aggregate Discounted Lease Balance of all Leases as of the last day of the Collection Period to which such Payment Date relates (in each case, calculated after giving effect to all Leases that became Defaulted Leases, Early Termination Leases, Partial Early Termination Leases or were the subject of a Warranty Event during such related Collection Period and all substitutions of Substitute Leases therefor) and (ii) the Class B Principal Arrearage for such Payment Date; provided, that, on the Stated Final Maturity Date, on the Redemption Date and on each Payment Date from and after the date on which the Indenture Trustee or the Holders of the Notes shall have declared the Notes to be immediately due and payable following the occurrence of an Event of Default pursuant to the Indenture (unless such declaration has been rescinded and annulled), the Class B Principal Payment Amount shall equal the Outstanding Class B Principal Balance; and provided, further, that the Class B Principal Payment Amount shall never exceed the Outstanding Class B Principal Balance.

                    "Closing Date" means November 26, 1996.

                    "Collection Account" means the collection account established pursuant to Section 4.2.

                    "Collection Period" means, with respect to any Payment Date, the immediately preceding calendar month.

                    "Collections" means all payments received on or with respect to the Leases or the related Equipment, including, without limitation, Scheduled Lease Payments, Liquidation Proceeds, Warranty Purchase Prices, Insurance Proceeds, Early Termination Lease Proceeds, Partial Early Termination Lease Proceeds and Expired Lease Proceeds, all as related to amounts attributable to the Equipment and the Leases, but excluding any Excluded Amounts.

                    "Contribution and Sale Agreement" means the Amended and Restated Contribution and Sale Agreement dated as of the date hereof between the Originator and the Seller, together with all amendments, restatements, supplements and modifications thereof or thereto.

                    "Corporate Office" means, at any time, the office of the Indenture Trustee from which its corporate trust business is principally administered, which office at the date of this Agreement is located at One M&T Plaza, Buffalo, New York 14203.

                    "Credit Agreement" means the Revolving Credit and Term Loan and Security Agreement between Seller and First Union Nation Bank of North Carolina, dated as of November 28, 1995, as amended, together with all amendments, restatements, supplements and modifications thereof or thereto.

                    "Cut-Off Date" means, with respect to each Original Lease, the Initial Cut-Off Date, and with respect to each Substitute Lease, the related Substitution Cut-Off Date.

                    "Defaulted Lease" means a Lease as to which (i) the Servicer has determined in its sole discretion, in accordance with its customary servicing procedures, that such Lease is not collectible, or (ii) all or part of a Scheduled Lease Payment thereunder (other than a Skipped Payment) is more than 180 days delinquent.

                    "Determination Date" means, with respect to a Collection Period and the related Payment Date, the close of business on the last Business Day of such Collection Period.

                    "Discount Rate" means 7.043191% per annum.

                    "Discounted Equipment Residual Value" means, with respect to any Equipment, at any time of determination, the present value of the Equipment Residual Value of such Equipment, calculated monthly at the Discount Rate in the manner described below.

                    In connection with all calculations required to be made with respect to the determination of Discounted Equipment Residual

Values, for any date of determination, the "Discounted Equipment Residual Value" for such Equipment shall be calculated assuming:

                          (i) the Equipment Residual Value is received on the last day of the Collection Period following the Collection Period in which the related Lease expires in accordance with its terms;

                          (ii) amounts are discounted on a monthly basis using a 30-day month and a 360-day year;

                          (iii) amounts are discounted to the last day of the Collection Period in which the date of determination falls.



                    "Discounted Lease and Residual Balance" means, with respect to any Lease, at any time of determination, the sum of (i) the Discounted Lease Balance plus (ii) the Discounted Equipment Residual Value for all related Equipment; provided, however, that the Discounted Lease and Residual Balance of any Defaulted Lease, Early Termination Lease, Expired Lease or Lease purchased by the Originator or the Seller, or replaced with a Substitute Lease, shall be equal to zero.

                    "Discounted Lease Balance" means, with respect to any Lease, at any time of determination, the sum of (i) the present value of all of the remaining Scheduled Lease Payments becoming due under such Lease after such date of determination and unpaid as of such date of determination, calculated monthly at the Discount Rate in the manner described below, and (ii) the aggregate amount of all Scheduled Lease Payments (due after the Cut-Off Date) then due and payable under such Lease which have not been received by the Servicer (other than Scheduled Lease Payments to the extent there has been a Servicer Advance with respect thereto); provided, however, that the Discounted Lease Balance of any Defaulted Lease, Early Termination Lease, Expired Lease or Lease purchased by the Originator or the Seller, or replaced with a Substitute Lease, shall be equal to zero.

                    In connection with all calculations required to be made pursuant to this Agreement with respect to the determination of Discounted Lease Balances, for any date of determination, the Discounted Lease Balance for each Lease shall be calculated assuming:

                          (i) all payments due in any Collection Period are due on the last day of such Collection Period;

                          (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year;

                          (iii) payments are discounted to the last day of the Collection Period in which the date of determination falls.

                    "Early Termination Lease" means any Lease that has terminated in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Lease.

                    "Early Termination Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Lease (net of Liquidation Expenses).

                    "Eligible Deposit Account" means either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each of the Rating Agencies in a rating category which signifies investment grade or is otherwise acceptable to each of the Rating Agencies.

                    "Eligible Institution" means either (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A)(1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies (it being understood that this clause (i) shall be satisfied as long as one such rating or corporate trust department is acceptable to each Rating Agency and no single sub-clause need be satisfied with respect to all Rating Agencies) and

(ii) whose deposits are insured by the FDIC.

                    "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein:

                    (a) investments in commercial paper maturing in 270 days or less from the date of issuance which is accorded the highest rating by each of the Rating Agencies;

                    (b) investments in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the full faith and credit of the United States of America, provided that all such obligations mature in twelve months or less from the date of acquisition thereof;

                    (c) investments in certificates of deposit maturing within one year from the date of origin, rated A-1+ by S&P and P-1 by Moody's (or, in each case, a comparable rating) by the Rating Agencies, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

                    (d) investments in debt obligations of corporations organized and existing under the laws of the United States, any state or the District of Columbia maturing in 12 months or less from the date of acquisition thereof, and rated AAA by S&P and Aaa by Moody's (or, in each case, a comparable rating) by the Rating Agencies; and

                    (e) investments in money market funds registered under the Investment Company Act of 1940 (as amended), whose shares are registered under the Securities Act of 1933 (as amended), and having a rating of AAAm-G or AAA-m by S&P and Aaa by Moody's (or, in each case, comparable ratings) and any other investment with respect to which the Rating Agency Condition has been satisfied which, in either case, as a result of the ownership thereof, would not cause the Trust to be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                    "Equipment" means the assets leased to a Lessee pursuant to a Lease and/or, unless the context otherwise requires, a security interest in such assets.

                    "Equipment Residual Value" means for any Equipment the anticipated residual value of such Equipment upon the expiration of the related Lease in accordance with its terms (as such residual value is estimated by Trans Leasing on or about the date on which such Lease was originated or acquired by Trans Leasing in accordance with its normal valuation procedures and not including any administrative costs incurred in the realization of such residual value), but not in excess of any purchase option price with respect thereto.

                    "Excluded Amounts" means any payments received from or on behalf of a Lessee in connection with any Late Fees, any taxes, fees or other charges imposed by any Governmental Authority, any insurance premiums or fees, any indemnity payments made by a Lessee for the benefit of the Lessor under the related Lease or any payments collected from a Lessee relating to servicing and/or maintenance payments pursuant to the related Lease or maintenance agreement, as applicable.

                    "Expired Lease" means any Lease that has terminated on its scheduled expiration date.

                    "Expired Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Lease (net of Liquidation Expenses) and, with respect to a Lease for a motor vehicle, payments received from the Lessee as a result of excessive wear and tear on or damage to such motor vehicle or driving such motor vehicle in excess of the maximum mileage set forth in such Lease.

                    "FDIC" means the Federal Deposit Insurance Corporation, or its successors and assigns.

                    "Filing Locations" means the states of Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Texas and Virginia.

                    "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

                    "Holder" means, with respect to any Note, the Person in whose name a Note is registered on the Note Register and, with respect to the Trust Certificate, the Certificateholders.

                    "Indenture" means that certain Indenture, dated as of the date hereof, among the Issuer and the Indenture Trustee, together with all amendments, restatements, supplements and modifications thereof or thereto.

                    "Indenture Trustee" means initially, Manufacturers and Traders Trust Company or its successor in interest, and thereafter any successor indenture trustee appointed pursuant to the Indenture, in each case in its capacity as the Indenture Trustee pursuant to the Indenture.

                    "Indenture Trust Estate" has the meaning set forth in the Indenture.

                    "Initial Class A Principal Balance" means $127,848,986.

                    "Initial Class B Principal Balance" means $13,536,951.

                    "Initial Cut-Off Date" means October 31, 1996.

                    "Insurance Policy" means, with respect to any Lease, an insurance policy covering physical damage to or loss of the related Equipment.

                    "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer under any Insurance Policy.

                    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, in each case including all regulations promulgated thereunder.

                    "Investment Earnings" means the investment earnings net of losses and investment expenses on amounts in the Collection Account.

                    "Late Fees" means any amounts assessed by the Servicer and paid by, or on behalf of, a Lessee in excess of the Scheduled Lease Payment due to the delinquency of a Lease payment on a Lease.

                    "Lease" means each agreement, including, as applicable, schedules, subschedules, summary schedules, supplements and amendments to a master lease, pursuant to which (immediately prior to the acquisition thereof by the Seller) Trans Leasing, as lessor, leases specified assets to a Lessee at a specified monthly or quarterly rental, and which is identified in the List of Leases, including all Original Leases and Substitute Leases; provided, that, from and after the date on which a Lease is purchased by Trans Leasing pursuant to Section 3.03 of the Contribution and Sale

Agreement, a Lease is repurchased by the Seller pursuant to Section 2.6 hereof, a Lease is replaced with a Substitute Lease pursuant to Section 5.1 hereof or all Liquidation Proceeds or other proceeds from the disposition of the related Equipment upon the expiration or termination of a Lease have been deposited in the Collection Account, such Lease will no longer be a Lease for purposes of this Agreement.

                    "Lease File" means, with respect to each Lease, the Lease and all other documents relating to such Lease held by the Servicer pursuant to this Agreement.

                    "Lease Management System" means the computerized electronic lease management system maintained by the Originator for all Leases and other agreements similar to the Leases.

                    "Lease Number" means, with respect to each Lease, the identifying number assigned to such Lease by the Originator.

                    "Lessee" means, with respect to any Lease, the Person or Persons obligated to make payments with respect to such Lease, including any guarantor thereof.

                    "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest and, until five (5) Business Days after the Closing Date, financing statements filed in connection with the Credit Agreement (as defined in the Contribution and Sale Agreement), other than those filed in Delaware, Illinois and New York) under the UCC or comparable law of any jurisdiction.

                    "Liquidation Expenses" means, with respect to any Lease and the related Equipment, the aggregate amount of all out-of-pocket expenses incurred by the Servicer (including any subservicer) in accordance with the Servicer's customary procedures in connection with the repossession, refurbishing and disposition of any such Equipment upon or after the expiration or other termination of such Lease (or a portion thereof) and other out-of-pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Lease.

                    "Liquidation Proceeds" means, with respect to a Defaulted Lease, proceeds from the sale or other disposition of the Equipment, proceeds of the related Insurance Policy and any other recoveries with respect to such Defaulted Lease and the related Equipment, net of Liquidation Expenses and amounts so received that are required to be refunded to the Lessee on such Lease.

                    "List of Leases" means a list, prepared as of the Cut-Off Date, of the Original Leases delivered to the Issuer by the Seller and certified by a Responsible Officer of the Seller which includes a true and complete list as of the Cut-Off Date, of all Leases identified by Lease Number, original Equipment cost, Discounted Lease Balance and Discounted Lease and Residual Balance as of the Cut-Off Date, effective date and the original Lease term, in the form attached hereto as Exhibit A, and which shall have attached to it a list (in printed, microfiche or computer tape form) showing the Scheduled Lease Payments for each Original Lease as of the Cut-Off Date. The List of Leases shall be deemed supplemented and amended to incorporate therein the amendments delivered in connection with the Substitute Leases pursuant to
Section 5.1 hereof and the deletion of Leases that are repurchased by Trans Leasing pursuant to Section 3.03 of the Contribution and Sale Agreement, repurchased by the Seller under Section 2.6 hereof or replaced with a Substitute Lease pursuant to Section 5.1 hereof or with respect to which all Liquidation Proceeds or other proceeds from the disposition of the related Equipment upon expiration or termination thereof have been deposited in the Collection Account.

                    "Minimum Required Subordination Amount" means $5,640,396.

                    "Monthly Statement" has the meaning set forth in Section 3.10(a).

                    "Moody's" means Moody's Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

                    "Note" means a Class A Note or a Class B Note; "Notes" means the Class A Notes and the Class B Notes.

                    "Note Distribution Account" means the note distribution account established pursuant to Section 4.3.

                    "Noteholder" means the Holder of any Note.

                    "Officer's Certificate" of any Person means a certificate signed by any Responsible Officer of such Person.

                    "Opinion of Counsel" means a written opinion of legal counsel (other than in-house legal counsel), who may be counsel to Trans Leasing.

                    "Original Lease" means a Lease that is included in the Trust Estate on the Closing Date.

                    "Originator" means Trans Leasing, in its capacity as the transferor of Leases, Equipment and other assets pursuant to the Contribution and Sale Agreement.

                    "Outstanding Class A Principal Balance" means, at any time, an amount equal to the Initial Class A Principal Balance, reduced by the aggregate of all amounts with respect to Class A Principal Payment Amounts or otherwise with respect to principal on the Class A Notes deposited in the Note Distribution Account for payment to Holders of Class A Notes prior to such time.

                    "Outstanding Class B Principal Balance" means, at any time, an amount equal to the Initial Class B Principal Balance, reduced by the aggregate of all amounts with respect to Class B Principal Payment Amounts or otherwise with respect to principal on the Class B Notes deposited in the Note Distribution Account for payment to Holders of Class B Notes prior to such time.

                    "Owner Trustee" has the meaning given to such term in the Trust Agreement.

                    "Partial Early Termination Lease" means any Lease a portion of which relating to particular Equipment has been terminated (including because of a Casualty Loss) prior to its scheduled expiration date.

                    "Partial Early Termination Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-Lease of Equipment related to the terminated portion of a Partial Early Termination Lease (net of Liquidation Expenses).

                    "Parties" means the signatories hereto.

                    "Payment Date" means the 20th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), commencing with December 20, 1996.

                    "Permitted Liens" means:

                    (a) Liens granted in favor of the Issuer hereunder or in favor of the Indenture Trustee under the Indenture;

                    (b) Liens constituting the rights of Lessees under the Leases; and

                    (c) Liens relating to municipal or other local taxes and other governmental charges if such taxes or governmental charges are not at the time due and payable or if the Issuer or the Servicer is then contesting the validity of any such taxes or charges in good faith by appropriate proceedings and there has been set aside on the appropriate entity's books any reserve which is required under generally accepted accounting principles with respect to such taxes or charges.

                    "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

                    "Proceeds" means proceeds, as that term is defined in the UCC.

                    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

                    "Purchase Option" has the meaning set forth in Section
8.3(a).

                    "Rating Agency" means each of S&P, Moody's and each such other nationally recognized statistical rating organization or other comparable Person requested by the Seller to rate the Notes (notice of any such request shall be given by the Seller to the Indenture Trustee, the Owner Trustee and the Servicer) that, in any such case, is then rating the Notes at the request of the Seller. Any reference herein to a specific rating of a Rating Agency shall apply to (i) if S&P or Moody's (or its successor) alters its rating system, the rating designated as the equivalent thereof by S&P or Moody's (or such successor), respectively, or (ii) if a Rating Agency (including S&P and Moody's) is no longer a Rating Agency, the equivalent rating of each Person who is then a Rating Agency.

                    "Rating Agency Condition" means, with respect to any action and so long as the Class A Notes are outstanding, that each Rating Agency (if then rating the Class A Notes) has been given notice of such action and has notified the Servicer and the Issuer that such action will not result in a reduction or withdrawal of its then current rating of the Class A Notes, and, with respect to any action and so long as the Class B Notes are outstanding, that each Rating Agency (if then rating the Class B Notes at the request of the Seller) has been given notice of such action and has notified the Servicer and the Issuer that such action will not result in a reduction or withdrawal of its then current rating of the Class B Notes.

                    "Receivable" means a Lease together with an interest in the related Equipment.

                    "Record Date" means, for any Payment Date, the last day of the immediately preceding calendar month.

                    "Redemption Date" has the meaning given to such term in the Indenture.

                    "Repurchased Lease" means, at any time, any Lease which has been purchased by Trans Leasing pursuant to the Contribution and Sale Agreement or by the Seller pursuant to this Agreement, in either case, as a result of a Warranty Event.

                    "Responsible Officer" of any Person means any of the President, Executive Vice President, Vice President, Assistant Vice President, Chief Financial Officer, Treasurer, Corporate Controller or Trust Officer of such Person.

                    "Restricting Event" shall be deemed to exist on any Payment Date on which any of the following conditions has occurred and is continuing:
(i) a Servicer Default exists hereunder, (ii) the average of the sum of the Discounted Lease Balances of Leases that are more than 90 days delinquent as of the six (6) preceding Determination Dates exceeds two percent (2%) of the average of the Aggregate Discounted Lease Balances as of such six (6) preceding Determination Dates, as reflected on the most recent Monthly Statement, or
(iii) two (2) times the sum of the Discounted Lease Balances of Leases that became Defaulted Leases in the six (6) preceding Collection Periods exceeds five percent (5%) of the average of the Aggregate Discounted Lease Balances as of the Determination Dates related to such six (6) preceding Collection Periods, as reflected on the most recent Monthly Statement.

                    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and assigns.

                    "Scheduled Lease Payment" means, with respect to any Lease, the monthly or quarterly rent payment to be made by the related Lessee under the terms of such Lease after the Cut-Off Date or, with respect to any Substitute Lease, after the applicable Substitution Cut-Off Date, in each case after giving effect to any adjustments as a result of a portion of such Lease being terminated prior to its scheduled expiration date (it being understood that Scheduled Lease Payments do not include any Excluded Amounts).

                    "SEC" means the Securities and Exchange Commission or any successor thereto.

                    "Servicer" means initially Trans Leasing and thereafter any Person appointed as a Successor Servicer pursuant to this Agreement, in each case, in such Person's capacity as the Servicer pursuant to this Agreement.

                    "Servicer Advance" means an advance of Scheduled Lease Payments made by the Servicer pursuant to Section 3.3.

                    "Servicer Default" has the meaning set forth in Section 7.1(a).

                    "Servicer's Account" shall mean the account specified in Exhibit C hereto, or such other account as may be specified from time to time by the Servicer in writing.

                    "Servicing Fee" means, for any Payment Date, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Aggregate Discounted Lease Balance on the related Determination Date.

                    "Servicing Fee Arrearage" means, for any Payment Date, any Servicing Fee for a prior Payment Date remaining unpaid as of such Payment Date.

                    "Servicing Fee Rate" means 1.0% per annum.

                    "Skipped Payment" has the meaning set forth in Section
3.2(a).

                    "Specified Portfolio Characteristics" means the criteria set forth in the specified Portfolio Characteristics Schedule attached to the Contribution and Sale Agreement.

                    "Stated Final Maturity Date" means the Payment Date in November 2002.

                    "Subordination Amount" means, for any Payment Date, (A) the Aggregate Discounted Lease Balance as of the related Determination Date plus
(B) the Available Amount for such Payment Date minus (C) the Outstanding Class A Principal Balance on such Payment Date (all calculated after giving effect to all payments and transfers made or to be made on such Payment Date pursuant to clauses (a) through (i) of Section 4.8 hereof (but without giving effect to the provisos in such clause (i)).

                    "Substitute Lease" means a Lease that is added to the Trust Estate pursuant to Section 5.1(a).

                    "Substitution Transfer Agreement" means an Assignment for Substitute Leases and related Equipment in the form of Exhibit D to this Agreement pursuant to which Substitute Leases are transferred to the Issuer by the Seller.

                    "Substitution Cut-Off Date" means, with respect to a Substitute Lease, the close of business on the last day of the month preceding the related Substitution Date.

                    "Substitution Date" means the date on which a Substitute Lease is added to the Trust Estate pursuant to Section 5.1 hereof.

                    "Successor Servicer" means any Person appointed as a successor to the Servicer pursuant to Section 6.4 or 7.2.

                    "Tax" means, with respect to any Person, each tax, assessment or other governmental charge or levy imposed upon such Person, its income, or any of its properties, franchises or assets.

                    "Taxing Authority" means any Governmental Entity which imposes or collects any Tax.

                    "Termination Date" means the earliest to occur of (a) the November 2002 Payment Date, (b) the day after the date on which the Outstanding Class A Principal Balance and the Outstanding Class B Principal Balance are first reduced to zero and (c) the Payment Date related to the first Collection Period in which all Leases are expired or all Leases and Equipment have otherwise been liquidated (including as described in Section 9.2 of the Trust Agreement).

                     "Termination Notice" has the meaning set forth in Section 7.1(b).

                    "Transaction Year" means the twelve-month period ending on June 30 of each year; provided that the initial Transaction Year will be the period commencing on the Closing Date and ending on June 30, 1997.

                    "Trust Accounts" means the Collection Account and the Note Distribution Account.

                    "Trust Agreement" means that certain Trust Agreement, dated as of the date hereof, between the Seller and the Owner Trustee together with all amendments, restatements, supplements and modifications thereof or thereto.

                    "Trust Certificate" means the Trust Certificate (as defined in the Trust Agreement).

                    "Trust Estate" means the property transferred by the Seller to the Issuer pursuant to Section 2.1(a) and any other property acquired by the Issuer from time to time.

                    "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lien of the Trust or the Indenture Trustee in and to the Trust Estate is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                    "Underwriting Agreement" means that certain Underwriting Agreement, dated as of November 20, 1996, among the Seller, Trans Leasing and First Union Capital Markets Corp.

                    "Unreimbursed Servicer Advances" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 4.7(c) or
4.8 and which the Servicer has determined in its sole discretion will not be recoverable from Scheduled Lease Payments with respect to the related Leases.

                    "Warranty Event" means, with respect to any Lease, that either (a) the Originator is obligated to repurchase such Lease pursuant to the Contribution and Sale Agreement or (b) the Seller is obligated to repurchase such Lease pursuant to this Agreement.

                    "Warranty Purchase Price" means, with respect to a Lease and date of determination, an amount equal to the Discounted Lease and Residual Balance as of the preceding Determination Date, plus one month's interest thereon at the Discount Rate, plus the amount of any unreimbursed Servicer Advances with respect to such Lease but in no event greater than the Discounted Lease and Residual Balance of such Lease as of the Cut-Off Date or the Substitution Cut-Off Date, as applicable.

                    "1995-1 Notes" means all notes issued by the TLFC IV Equipment Lease Trust 1995-1 pursuant to the Indenture between TLFC IV Equipment Lease Trust 1995-1 and Manufacturers and Traders Trust Company, as Indenture Trustee, dated October 6, 1995, together with all amendments, supplements and modifications thereof and thereto.

                    1.2   Other Definitional Provisions.

                    (a) Terms used in Related Documents. Each term defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

                    (b) Accounting Terms. As used in this Agreement, accounting terms which are not defined in Section 1.1 have the respective meanings given to them under generally accepted accounting principles, as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement will control.

                    (c) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

                    (d) Reference to Payment Date. With respect to any Payment Date, the "related Determination Date," the "related Record Date," and the "related Collection Period," will mean the Determination Date, Record Date, and Collection Period, respectively, immediately preceding such Payment Date, and the relationships among Determination Dates, Record Dates, and Collection Periods will be correlative to the foregoing relationships.

                    (e) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                    (f) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

                    (g) "Receipt" of Funds. For purposes of this Agreement, funds constituting Collections will be deemed to be "received" by the Servicer when such funds have been deposited in a lock-box account maintained by the Servicer or on its behalf (or, if earlier, when such funds come into the Servicer's actual possession).


                                   ARTICLE II

                              CONVEYANCE OF ASSETS

                    2.1   Conveyance of the Assets.

                    (a) Conveyance. In consideration of the Issuer's delivery of the Notes and the Trust Certificate to, or upon the order of the Seller, the Seller does hereby enter into this Agreement and agree to fulfill all of its obligations hereunder and hereby sells, transfers, assigns and otherwise conveys to the Issuer, without recourse, all right, title and interest of the Seller in, to and under, the following property, whether now existing or hereafter arising:

                          (i) the Leases and all monies due or to become due thereunder after the Initial Cut-Off Date and all Collections;

                          (ii) its interests in the related Equipment (other than any licensed products that may accompany any of the Equipment);

                          (iii) the related Lease Files;

                          (iv)    the Contribution and Sale Agreement,
         including, but not limited to the obligation of Trans Leasing to repurchase Leases under certain circumstances as specified therein but excluding the rights of indemnification from Trans Leasing to Seller under Section 3.04 thereof and rights of the Seller to purchase additional Receivables thereunder;

                          (v) the Insurance Policies and any Insurance Proceeds related to the Leases; and

                       (vi) all income or proceeds of the foregoing or relating thereto.

                    The foregoing sale, transfer, assignment and conveyance does not constitute, and is not intended to result in, an assumption by the Issuer, the Owner Trustee, the Indenture Trustee or any Holder of any obligation of the Originator, the Seller or any other Person in connection with the Leases or under any agreement or instrument relating to the Leases.

                    It is the intention of the Seller and the Issuer that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Leases and its interests in the related Equipment from the Seller to the Issuer (except and to the extent where applicable law in any jurisdiction requires title to be vested in a trustee, in which case, to the Owner Trustee) and the beneficial interest in and title to the Leases and the related Equipment shall not be a part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that the transfer and assignment contemplated by this Agreement did not constitute such a sale or that such beneficial interest is a part of the Seller's estate, then the Seller shall be deemed to have granted to the Issuer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Leases and its interests in the related Equipment, and the Seller hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

                    (b) Recording and Filings. In connection with the transfer of the Trust Estate to the Issuer, the Servicer agrees to record and file, on behalf of the Seller and at the Servicer's expense, financing statements and continuation statements with respect to the Trust Estate meeting the requirements of the UCC in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer of the Trust Estate to the Issuer. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) financing statements will not be recorded or filed with respect to the Equipment other than in the Filing Locations, (ii) the Lease Files will not be physically delivered to the Owner Trustee or the Indenture Trustee but instead will be held by the Servicer as custodian for the Owner Trustee or the Indenture Trustee in accordance with the provisions hereof,
(iii) the financing statements to be filed in the Filing Locations other than the States of Delaware, Illinois and New York will not be filed until after the Closing Date (and the Servicer, on behalf of the Seller and at the Servicer's expense, agrees to make such filings within 5 Business Days after the Closing
Date), and (iv) Trans Leasing will not be required to cause the certificate of title or other title document to any Equipment consisting of motor vehicles to be transferred to the Seller or transferred from the Seller to the Owner Trust pursuant to this Agreement or the security interest of the Indenture Trustee granted pursuant to the Indenture marked on such certificate of title or other title document.

                    2.2 Marking of Lease Management System. The Servicer will mark the Lease Management System, on behalf of the Seller at the Servicer's expense, on or prior to the Closing Date in a manner which indicates that the Leases and related Equipment have been transferred to the Issuer and pledged to the Indenture Trustee for the benefit of the Holders.

                    2.3 Acceptance by Issuer. The Owner Trustee on behalf of the Issuer does hereby accept all consideration conveyed by the Seller pursuant to Section 2.1(a) and declares that the Issuer shall hold such consideration upon the trust set forth in the Trust Agreement for the benefit of the Certificateholders, subject to the terms and conditions of the Indenture and this Agreement.

                    2.4 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties which, unless otherwise indicated, speak as of the Closing Date.

                    (a) Representations and Warranties with respect to the Assets. As to the Assets:

                          (i) no Receivable has been sold, transferred, assigned or pledged by the Seller to any Person (except pursuant to the Credit Agreement and pursuant hereto), and immediately prior to the sale and assignment of such Receivable to the Issuer hereunder, the Seller is the sole owner of, and holder of title to, the Leases and the Equipment (or a security interest therein) free and clear of any Liens (except for Permitted Liens), and immediately following the transfer by the Seller to the Issuer of the Receivables, the Receivables will be free and clear of all Liens (except for Permitted Liens); and

                          (ii) except as described in the provisos contained in Section 2.1(b), all filings necessary to evidence the sale and assignment of the Receivables to the Issuer hereunder have been made in all appropriate jurisdictions.

                    (b) Representations and Warranties as to the Seller. As to the Seller:

                          (i) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted;

                      (ii) Due Qualification. The Seller is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals required under the laws of, all states in which the ownership of its property or the conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved, would not, in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement and the Contribution and Sale Agreement;

                     (iii) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and the Contribution and Sale Agreement and to carry out the terms hereof and thereof, and the Seller has duly authorized the execution, delivery and performance of this Agreement and the Contribution and Sale Agreement by all requisite corporate action;

                      (iv)        Valid Transfer and Sale; Binding Obligations.
         The sale of the Leases and related Equipment described in Section 2.1(a) constitutes, and each sale of any Substitute Leases and related Equipment will constitute, a legal and valid sale, assignment, transfer and conveyance to the Issuer of all right, title, and interest of the Seller in, to and under such Leases and the related Equipment, or the Issuer has (or will have with respect to Substitute Leases and the related Equipment) a first priority perfected security interest in all of the Seller's right, title and interests in, to and under such Leases and the related Equipment (subject to the matters set forth in the provisos contained in Section 2.1(b)); such Leases and the related Equipment will be held by the Issuer free and clear of any Lien of any Person claiming through or under the Seller, except for Permitted Liens; and each of this Agreement and the Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether considered in a suit at law or in equity);

                          (v) No Violation. The consummation of the transactions contemplated by, and the performance of the terms of, this Agreement and the Contribution and Sale Agreement by the Seller (with or without the giving of any notice or the lapse of time) will not (after giving effect to all consents and waivers received on or prior to the date hereof) (i) conflict with, result in any breach of any of the terms or provisions of or constitute a default under the certificate of incorporation or by-laws of the Seller or any material term of any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement and the Contribution and Sale Agreement); or (iii) violate any law or regulation applicable to the Seller or any of its properties in any manner; which conflict, breach, default, Lien or violation would have a material and adverse effect on the ability of the Seller to comply with this Agreement or the Contribution and Sale Agreement;

                      (vi) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Seller or any of its properties or assets is required to be obtained by or with respect to the Seller in connection with the execution, delivery and performance by the Seller of this Agreement and the Contribution and Sale Agreement and the consummation of the transactions contemplated herein and therein;

                     (vii) No Proceedings. There are no proceedings or investigations pending or, to the best of the Seller's knowledge, threatened before any Governmental Authority (A) asserting the invalidity of this Agreement or the Contribution and Sale Agreement,
         (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Contribution and Sale Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Contribution and Sale Agreement;

                    (viii) Insolvency. The Seller is not insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement and the Contribution and Sale Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations under this Agreement and the Contribution and Sale Agreement;

                      (ix) Places of Business and Offices. The Seller's sole places of business and offices are located in Northbrook, Illinois, and Wilmington, Delaware; and

                          (x) Ability to Perform. As of the date hereof, the Seller does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Contribution and Sale Agreement.

                    2.5 Notice of Breach. The representations and warranties set forth in Section 2.4 will survive the transfer of the Leases to the Issuer. Upon discovery by the Seller, the Servicer, the Issuer or the Indenture Trustee of a breach of any of the representations and warranties set forth in Section 2.4, the Person discovering such breach will give prompt written notice to each of the other Parties and the Rating Agencies; provided that no failure to give such notice (or to give such notice in a prompt manner) will constitute a waiver of such breach. Each Party will cooperate with the other Parties in attempting to cure any such breach.

                    2.6 Mandatory Purchase of Leases and Indemnification Upon Breach of Warranty.

                    (a) Representations and Warranties as to the Leases. Pursuant to Section 2.1(a), the Seller assigned to the Issuer all of its rights, title and interest in, to and under the Contribution and Sale Agreement, including the representations and warranties of the Originator made to the Seller pursuant to Section 3.01(a) of the Contribution and Sale Agreement, but excluding the rights of indemnification from the Originator to Seller under Section 3.04 thereof and rights of the Seller to purchase additional Receivables thereunder. The Seller hereby represents and warrants to the Issuer that the Seller has taken no action which would cause such representations and warranties of the Originator to be false in any material respect as of the Closing Date. The Seller further acknowledges that the Issuer relies on the representations and warranties of the Seller under this Agreement and the Originator under the Contribution and Sale Agreement in accepting the Leases in trust and executing and delivering the Notes and the Trust Certificate. The foregoing representation and warranty speaks as of the Closing Date (unless otherwise specified in the Contribution and Sale Agreement), but shall survive the sale, transfer and assignment of the Leases to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                    (b) Purchase of Leases and Equipment by Seller. In the event that the Indenture Trustee or the Servicer discovers or by written notice is informed at any time that a representation or warranty of the Seller set forth in Section 2.6(a) is untrue in any respect, such Party shall give written notice to the other Parties and the Seller. The Seller hereby agrees to purchase each Lease materially and adversely affected by such untruth (to the extent that such Lease constitutes a part of the Trust Estate) together with all related Equipment on or prior to the thirtieth day after such notice (or such later date as the Seller and the Indenture Trustee may agree), and the Seller will purchase each such Lease and the related Equipment, for the Warranty Purchase Price, on or prior to such thirtieth (or later) day; provided that the Seller will not be required to purchase any such Lease or the related Equipment if, prior to such thirtieth (or later) day, either (i)(A) such untruth has been cured with respect to such Lease in all material respects and
(B) the Seller delivers to the Indenture Trustee a certificate of a Responsible Officer to that effect or (ii) such Lease is replaced with a Substitute Lease under Section 5.1 hereof or purchased by the Originator under Section 2.6(c) hereof. In consideration for the purchase of any such Lease and the related Equipment, the Seller will remit the Warranty Purchase Price therefor to the Servicer for deposit into the Collection Account. It is understood and agreed that in the event that any representation or warranty of the Seller set forth in Section 2.6(a) is untrue, the purchase of any affected Lease and the related Equipment as provided in this Section 2.6(b) will constitute the only remedies available to the Indenture Trustee, the Owner Trustee and the Holders in respect of such untruth.

                    (c) Breach by Originator. In the event that the Indenture Trustee or the Servicer discovers or by written notice is informed that any representation or warranty of the Originator set forth in Section 3.01(a) of the Contribution and Sale Agreement is untrue in any respect, such Party shall give written notice to the other Parties, and the Servicer and the Indenture Trustee will enforce the obligation of the Originator pursuant to
Section 3.03 of the Contribution and Sale Agreement to purchase each Lease materially and adversely affected by such untruth (to the extent that such Lease constitutes a part of the Trust Estate), together with all related Equipment on or prior to the thirtieth day after such notice (or such later date as the Originator and the Indenture Trustee may agree); provided that the Originator will not be required to purchase any such Lease or related Equipment if, prior to such thirtieth (or later) day, either (i) the Servicer delivers to the Indenture Trustee an Officer's Certificate which states that such untruth has been cured with respect to such Lease and the related Equipment in all material respects or (ii) such Lease is replaced with a Substitute Lease under Section
5.1 hereof or purchased by the Seller under Section 2.6(b) hereof. In consideration of the purchase of a Lease and related Equipment pursuant to this
Section 2.6(c) by the Originator, the Originator will remit the Warranty Purchase Price therefor to the Servicer for deposit into the Collection Account. The Parties understand and agree that in the event that any representation or warranty set forth in Section 3.01(a) of the Contribution and Sale Agreement is untrue, the purchase of any affected Lease and the related Equipment pursuant to this Section 2.6(c) of this Agreement will constitute the sole remedy available to the Indenture Trustee, the Owner Trustee and the Holders in respect of such untruth.

                    2.7   Covenants of the Seller.  The Seller covenants that:

                    (a) Security Interests. Except for the conveyances in accordance with this Agreement and the Indenture and except for rights and claims relating to the interest of the Certificateholders, the Seller will not sell, pledge, assign or transfer to any other Person or grant, create, incur, assume or suffer to exist any Lien on the Trust Estate (or any interest therein), and the Seller will defend all right, title and interest of the Issuer and the Indenture Trustee in, to and under the Trust Estate against all claims of third parties claiming through or under the Seller; provided that nothing in this Section 2.7(a) will prevent or be deemed to prohibit the Seller from allowing to exist upon the Trust Estate any Permitted Liens.

                    (b) Delivery of Collections. The Seller agrees to pay to the Servicer for deposit into the Collection Account all amounts (if any) received by the Seller in respect of the Trust Estate as soon as practicable after receipt thereof by the Seller but, in no event later than two Business Days following the date thereof.

                    (c) Obligations with Respect to Leases. The Seller will duly fulfill all obligations (if any) on its part to be fulfilled under or in connection with each Lease and will do nothing to impair the rights of the Issuer, the Owner Trustee, the Indenture Trustee or the Holders in the Trust Estate.

                    (d) Compliance with Law. The Seller will comply, in all material respects, with all laws and regulations of any Governmental Authority (including the observance of corporate formalities) applicable to the Seller or the Trust Estate; provided that the Seller may contest any such laws or regulations in any reasonable manner which will not materially and adversely affect (i) the value of (or the rights of the Issuer, the Owner Trustee, the Indenture Trustee or the Holders with respect
to) the Trust Estate, or the performance by the Seller of its obligations under this Agreement or the Contribution and Sale Agreement or (ii) the validity or enforceability of this Agreement or the Contribution and Sale Agreement.

                    (e) Preservation of Security Interest. The Seller will execute and file such financing and continuation statements and any other documents which are reasonably requested by the Servicer or the Indenture Trustee to be filed or which may be required to be filed by any laws and regulations of any Governmental Authority to preserve and protect fully the interest of the Issuer, the Indenture Trustee and the Holders in, to and under the Trust Estate; provided that (i) the Seller will not be required to file financing or continuation statements with respect to the Equipment in any jurisdiction other than in the Filing Locations, (ii) the Lease Files for the Leases will not be physically delivered to the Owner Trustee or the Indenture Trustee but will remain in the possession of Trans Leasing, in its capacity as the Servicer, or any Successor Servicer and (iii) the Seller will not be required to cause the certificate of title or other title document to any Equipment consisting of motor vehicles to be transferred to the Owner Trustee or the security interest of the Indenture Trustee granted pursuant to the Indenture to be marked on such certificate of title or other title document. Upon the appointment of a subservicer other than Nuvotron, Inc. or any other Affiliate of the Servicer, the Servicer shall give written notice thereof to the Rating Agencies.

                    (f) Maintenance of Office, etc. Unless the Seller provides not less than thirty days prior written notice to the Servicer and the Issuer and files such financing statements and amendments to financing statements as the Servicer or the Indenture Trustee may reasonably require, the Seller will not (i) change the location of its principal executive office or
(ii) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed by or on behalf of the Seller in accordance with this Agreement seriously misleading within the meaning of Article 9-402(7) of the UCC.

                    (g) Further Assurances. Except as provided in the final sentence of Section 2.1(b), the Seller from time to time will make, execute or endorse, acknowledge and file or deliver to the Indenture Trustee and the Servicer, as appropriate, such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take such further steps relating to the Trust Estate, as the Indenture Trustee or the Servicer may request and reasonably require.

                    (h) Notice of Liens. The Seller will notify the Servicer and the Indenture Trustee of any Lien on any of the Trust Estate (other than Permitted Liens) promptly after the Seller becomes aware of such Lien.

                    (i)   Amendments to Certificate of Incorporation.   The
Seller shall not amend its certificate of incorporation unless the Rating Agency Condition with respect to such amendment has been satisfied.

                    (j) Corporate Existence. The Seller will keep in full effect its existence and good standing as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is required by applicable law, except to the extent that the failure to so qualify would not, in the aggregate, materially and adversely affect (i) the Seller, (ii) the value of (or the rights of the Issuer, the Owner Trustee, the Indenture Trustee or the Holders with respect to) the Trust Estate, or (iii) the ability of the Seller to comply with this Agreement or the Contribution and Sale Agreement.

                    (k) Independent Directors. The Seller will not permit an Independent Director (as defined in the certificate of incorporation of the Seller) to be any person who (i) owns more than 1% of the outstanding shares of Trans Leasing, (ii) provides personal services to Trans Leasing or any of its subsidiaries or affiliates or (iii) is affiliated with a tax-exempt entity that receives contributions from Trans Leasing or any of its subsidiaries or affiliates.

                    (l) Indebtedness. Except for the Notes and the 1995-1 Notes, the Seller shall not issue or, if issued by any trust formed by the Seller, sell, any notes, debentures, trust certificates or other instruments representing indebtedness or enter into any agreements for borrowed money unless the indebtedness represented thereby or outstanding thereunder (i) (A) will be rated by the Rating Agencies not lower than the highest rating on the Notes (prior to giving effect to the incurrence of such indebtedness), (B) is fully subordinated to the Notes and the documentation pursuant to which such indebtedness is incurred provides that such indebtedness does not constitute a claim against the Seller or any of its assets (other than the assets pledged to secure such indebtedness) in the event that such pledged assets are insufficient to satisfy such indebtedness or (C) is nonrecourse to the Seller and its assets (other than the assets pledged to secure such indebtedness) and the documentation pursuant to which such indebtedness is incurred provides that such indebtedness does not constitute a claim against the Seller or any of its assets (other than the assets pledged to secure such indebtedness) in the event that such pledged assets are insufficient to satisfy such indebtedness and (ii) the holder of such indebtedness covenants and agrees in the documentation pursuant to which such indebtedness is incurred not to, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes, and (iii) any other indebtedness of the Issuer, the Seller or of any other trust formed by the Seller permitted under this
Section 2.7(l), acquiesce, petition or otherwise involve or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequester or other similar official of the Seller or any substantial part of its Property, or ordering the winding up or liquidation of the affairs of the Seller.

                    2.8   Release of Lien on Equipment.  At the same time as
(i) any Lease becomes an Expired Lease and the Equipment related to such Lease is sold or otherwise disposed of, (ii) any Lease becomes an Early Termination Lease and the Equipment related to such Early Termination Lease is sold or otherwise disposed of, (iii) any Lease becomes a Partial Early Termination Lease and the Equipment related to the portion of such Lease that was terminated is sold or otherwise disposed of, (iv) the Servicer substitutes or replaces any unit of Equipment as contemplated in Section 3.1(c) or (v) any Lease and related Equipment is substituted as contemplated in Section 5.1, the Issuer will to the extent requested by the Servicer release its interest in the Equipment relating to such Expired Lease or Early Termination Lease, the Equipment relating to the terminated portion of such Partial Early Termination Lease or such substituted or replaced Equipment or Lease and related Equipment, as the case may be; provided that such release will not constitute a release of the Issuer's interest in the proceeds of such sale or other disposition (other than with respect to Equipment or Lease and related Equipment that is replaced pursuant to Section 3.1(c) or 5.1, as the case may be). In connection with any sale of such Equipment, the Issuer and the Seller will execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may request in order to effect such release and transfer; provided that the Issuer and the Seller will make no express representation or warranty with respect to any such Equipment in connection with such sale or transfer and assignment other than with respect to its interest in such Equipment or the absence of any such interest. Nothing in this Section 2.8 shall diminish the Servicer's obligations pursuant to Section 3.1(d) with respect to the proceeds of any such sale.


                                  ARTICLE III

                     ADMINISTRATION AND SERVICING OF LEASES

                    3.1   Appointment and Acceptance; Duties.

                    (a) Appointment of Initial Servicer. Trans Leasing is hereby appointed as Servicer pursuant to this Agreement. Trans Leasing accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.

                    (b) General Duties. The Servicer will service, administer and enforce the Leases on behalf of the Issuer and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable. The Servicer will manage, service, administer and make collections on the Leases with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Lessees regarding the Leases, investigating delinquencies, accounting for collections, furnishing monthly and annual statements with respect to collections and payments in accordance with
Section 3.10, making Servicer Advances as provided in Section 3.3 in its discretion, enforcing the rights of the Issuer under the Contribution and Sale Agreement and using its best efforts to maintain the perfected first priority security interest of the Indenture Trustee in the Leases and the related Equipment (subject to the matters set forth in the provisos contained in Section 2.1(b)). The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Lease pursuant to Section 3.4 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Lease, the Issuer will be deemed to have automatically assigned such Lease to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer, pursuant to this Section 3.1(b), to execute and deliver, on behalf of itself, the Holders, the Issuer and the Indenture Trustee, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, then the Issuer will, at the Servicer's expense and direction, take steps to enforce the Lease, including bringing suit in its name.

                    (c) Consent to Assignment or Replacement. At the request of a Lessee, the Servicer may in its sole discretion consent to the assignment of the related Lease or the sublease of a unit of the related Equipment, so long as such Lessee remains liable for all of its obligations under such Lease. Upon the request of any Lessee, subject to the limitations in Section 5.1(e), the Servicer may, in its sole discretion, provide for the substitution or replacement of any unit of Equipment for a substantially similar unit of equipment.

                    (d) Disposition Upon Termination of Lease. Upon the expiration or termination of a Lease (or a portion thereof) the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by selling such Equipment to Trans Leasing for a purchase price equal to the fair market value thereof. The Servicer will deposit any and all proceeds realized from the sale or other disposition of Equipment in accordance with Section 4.7.

                    (e) Subservicers. The Servicer may enter into servicing agreements with one or more subservicers (including Nuvotron, Inc. or any other Affiliate of any Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer will remain obligated and be liable to the Issuer and the Holders for servicing and administering the Leases in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Leases. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Issuer, the Owner Trustee, the Indenture Trustee nor the Holders will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

                    (f) Further Assurances. The Issuer will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement.

                    (g) Notice to Lessees. The Servicer will not be required to notify any Lessee that such Lessee's Lease or related Equipment has been sold, transferred, assigned or conveyed to the Seller pursuant to the Contribution and Sale Agreement or to the Issuer pursuant to this Agreement or pledged to the Indenture Trustee pursuant to the Indenture; provided that, in the event that any Servicer resigns or is replaced, then if the place for payment pursuant to any Lease is changed, the Successor Servicer shall prior to such change give each related Lessee prompt written notice of the appointment of the Successor Servicer and the place to which such Lessee should make payments pursuant to each such Lease, and the Servicer that resigned or has otherwise been replaced shall promptly transfer to the Successor Servicer any payments it receives after such resignation or replacement.

                    3.2   Collection of Payments.

                    (a) Collection Efforts. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Leases as and when the same become due and will follow those collection procedures which it follows with respect to all comparable equipment leases that it services for itself or others. The Servicer may not grant extensions, rebates, or adjustments on a Lease which will, for purposes of this Agreement, extend the original due dates of any Scheduled Lease Payment, reduce the number of Scheduled Lease Payments, or reduce the amount of any Scheduled Lease Payment; provided, however, that the Servicer may permit Leases to become Partial Early Termination Leases as described in (b) below, and provided, further, that to the extent consistent with the Servicer's past practices, the Servicer may, on only one occasion with respect to any Lease, permit a deferment of not more than three consecutive Scheduled Lease Payments (collectively, a "Skipped Payment") under such Lease to the end of the term of such Lease so long as (i) the sum of the Discounted Lease Balances of all Leases with respect to which there has been a Skipped Payment since the Initial Cut-Off Date as of a Determination Date does not exceed 5% of the Aggregate Discounted Lease Balance as of the Initial Cut-Off Date and (ii) such Skipped Payment is deferred to no later than the last day of the Collection Period related to the Payment Date that is the Stated Final Maturity Date. No Skipped Payment shall be considered delinquent for purposes of this Agreement and no Servicer Advance will be required with respect thereto. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Lease.

                    (b) Early Termination Leases and Partial Early Termination Leases. The Servicer may, in its sole discretion, permit a Lease to become an Early Termination Lease or a Partial Early Termination Lease (which shall not include a Lease that becomes an Early Termination Lease or a Partial Early Termination Lease due to a Casualty Loss), so long as, unless another Lease is substituted for such Lease or the terminated portion thereof as described in Section 5.1 herein, (i) the Servicer deposits in the Collection Account, not later than the second Business Day after receipt thereof by the Servicer, the sum of (A) (1) in the case of an Early Termination Lease, the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became an Early Termination Lease or
(2) in the case of a Partial Early Termination Lease, the reduction in the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became a Partial Early Termination Lease, (B) one month's interest on the amount described in clause (A) at the Discount Rate and (C) the amount of any unreimbursed Servicer Advances with respect to such Lease and (ii) at the time the Servicer permits a Lease to become an Early Termination Lease or a Partial Early Termination Lease, the sum of (x) the aggregate of the Discounted Lease Balance of each Early Termination Lease (other than any Early Termination Lease that became an Early Termination Lease due to a Casualty Loss or for which a substitution has been made pursuant to Section 5.1) as of the Determination Date related to the Collection Period in which such Lease became an Early Termination Lease plus (y) the aggregate of the reduction in the Discounted Lease Balance of each Partial Early Termination Lease (other than any Partial Early Termination Lease that became a Partial Early Terminated Lease due to a Casualty Loss or for which a substitution has been made pursuant to Section 5.1) as of the Determination Date related to the Collection Period in which such Lease became a Partial Early Termination Lease does not exceed 3% of the Aggregate Discounted Lease and Residual Balance as of the Initial Cut-Off Date.

                    (c) Acceleration. The Servicer, in its sole discretion, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Lease Payments under any Lease under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer is required to accelerate the Scheduled Lease Payments due under any Lease (and take other action in accordance with the Servicer's past practice, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Lease and the related Equipment) to the fullest extent permitted by the terms of such Lease promptly after such Lease becomes a Defaulted Lease.

                    (d) Taxes and Other Amounts. To the extent provided for in any Lease, the Servicer will make reasonable efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to the Leases or the related Equipment and remit such amounts to the appropriate Governmental Entity or insurer on or prior to the date such payments are due.

                    3.3 Servicer Advances. For each Collection Period, if the Servicer determines that any Scheduled Lease Payment (or portion thereof) which was due and payable pursuant to a Lease during such Collection Period was not received prior to the end of such Collection Period, the Servicer shall make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Lease Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Lease. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 10:00 a.m. (Chicago time) on the related Payment Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to Sections 4.7(c) and 4.8(a).

                    3.4 Realization Upon Defaulted Leases. The Servicer will use its best efforts consistent with its customary and usual practices and procedures in its servicing of equipment leases to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Lease and will act as sales and processing agent for Equipment which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of Lessees and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to Trans Leasing for a purchase price equal to the fair market value thereof. In any case in which any such Equipment has suffered damage, the Servicer will not expend funds in connection with any repair or towards the repossession of such Equipment unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the sale or disposition of Equipment relating to a Defaulted Lease in accordance with Section 4.7(b).

                    3.5 Maintenance of Insurance Policies. The Servicer will use its best efforts to ensure that each Lessee maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Lease and Residual Balance of the related Lease; provided that the Servicer, in accordance with its customary servicing procedures, may allow Lessees to self-insure. Additionally, the Servicer will require that each Lessee maintain property damage liability insurance during the term of each Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. If a Lessee fails to maintain property damage insurance, the Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Lessee. In connection with its activities as Servicer of the Leases, the Servicer agrees to present, on behalf of itself, the Issuer and the Holders, claims to the insurer under each Insurance Policy and any such liability policy and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Lease.

                    3.6 Representations and Warranties of Servicer. The Servicer represents and warrants to the Issuer (for the benefit of all Persons who are or may become Holders) that, as of the Closing Date, insofar as any of the following affects the Servicer's ability to perform its obligations pursuant to this Agreement in any material respect:

                    (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

                    (b) Due Qualification. The Servicer is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of, all states in which the ownership or lease of its property, the performance of its obligations pursuant to this Agreement or the other conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Servicer to comply with this Agreement.

                    (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Servicer has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

                    (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of or constitute a default under the certificate of incorporation or by-laws of the Servicer or any material term of any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound,
(ii) result in the creation or imposition of any Lien upon any of its Properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (iii) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to the Servicer or any of its Properties.

                    (e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its Properties or assets is required to be obtained by or with respect to the Servicer in connection with the execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated herein.

                    (f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether considered in a suit at law or in equity).

                    (g) No Proceedings. To the best of the Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Servicer before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                    (h) Location of Lease Files. The Lease Files for all Leases are located at the Servicer's office at 3000 Dundee

Road, Northbrook, Illinois, and the Lease Files have not been located at any other address during the four-month period prior to the date hereof. No Person other than the Seller, the Issuer, the Indenture Trustee and the Servicer has possession of, or any Lien upon, any Lease Files.

                    3.7   Covenants of Servicer.  The Servicer covenants that:

                    (a) Lease Files. The Servicer will, at its own cost and expense, maintain all Lease Files, as custodian for the Issuer and the Indenture Trustee and for the benefit of the Noteholders. Without limiting the generality of the preceding sentence, the Servicer (i) will not dispose of any documents constituting the Lease Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any Original Lease except as contemplated by this Agreement, (ii) will maintain the Lease Files in a manner which, with the assistance of the information set forth in the List of Leases, will permit the Lease Files to be identified and segregated from other documents in the Servicer's possession which relate to leases or other contracts or property which are not Leases or Equipment and (iii) will not permit any Person other than the Issuer, the Indenture Trustee and the Servicer to maintain possession of, or any Lien upon, any Lease Files (other than any Lease Files which relate solely to an Early Termination Lease, an Expired Lease or a Repurchased Lease and/or the related Equipment).

                    (b) Compliance with Law. The Servicer will comply, in all material respects, with all laws and regulations of any Governmental Authority applicable to the Servicer or the Leases and related Equipment and Lease Files or any part thereof; provided that the Servicer may contest any such law or regulation in any reasonable manner which will not materially and adversely affect the value of (or the rights of the Issuer or the Indenture Trustee on behalf of the Holders, with respect to) the Trust Estate.

                    (c) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents reasonably requested by the Issuer or the Indenture Trustee to be filed or which may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Issuer and the Indenture Trustee in, to and under the Trust Estate; provided that the Servicer will not be required (i) to file any financing or continuation statements with respect to the Equipment in any jurisdiction other than in the Filing Locations, (ii) except as provided in Article VII, to deliver physical possession of the Lease Files to the Indenture Trustee (and may permit the Lease

Files to remain in the possession of Trans Leasing, in its capacity as the Servicer, or any Successor Servicer) or (iii) the Servicer will not be required to cause the certificate of title or other title document to any Equipment consisting of motor vehicles to be transferred to the Seller or transferred to the Owner Trustee or the security interest of the Indenture Trustee granted pursuant to the Indenture marked on such certificate of title or other title document.

                    (d) Obligations with Respect to Leases. The Servicer will duly fulfill and comply with, in all material respects, all obligations on the part of the "lessor" to be fulfilled or complied with under or in connection with each Lease and will do nothing to impair the rights of the Issuer, the Indenture Trustee and the Holders in, to and under the Trust Estate. The Servicer will perform such obligations under the Leases and will not change or modify the Leases, except as otherwise provided herein and except insofar as any such failure to perform, change or modification would not materially and adversely affect the value of (or the rights of the Indenture Trustee, on behalf of the Holders, with respect to) the Leases or the Equipment.

                    (e) Location of Lease Files. The Servicer will not change the location of any material portion of the Lease Files (other than any Lease Files which relate solely to an Early-Termination Lease, an Expired Lease or a Repurchased Lease and/or related Equipment) unless the Servicer gives the Issuer, the Indenture Trustee and the Owner Trustee notice of such change not less than ten days prior to such change; provided that at all times the Lease Files shall remain under the care, custody and control of the Servicer.

                    (f) No Bankruptcy Petition. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the final distribution with respect to (i) the Class A Notes and the Class B Notes, (ii) the 1995-1 Notes, and (iii) any other indebtedness of the Issuer, the Seller or of any other trust formed by the Seller permitted under Section 2.7(l) of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

                    3.8 Servicer Compensation. The Servicer will be entitled to receive the Servicing Fee to the extent provided in Section 4.8. As additional compensation for its services and duties hereunder (including paying the fees and expenses described in Section 3.9 below), the Servicer will also be entitled to retain all Excluded Amounts collected with respect to the Receivables.

                    3.9 Payment of Certain Expenses by Servicer. The Servicer shall pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, the Owner Trustee (in accordance with Section 7.1 of the Trust Agreement) and the Indenture Trustee, the fee of the Administrator, taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Issuer, but excluding Liquidation Expenses. The Servicer shall pay all reasonable fees and expenses owing to the Indenture Trustee in connection with the maintenance of the Trust Accounts.

                    3.10  Monthly Statement; Annual Report.

                    (a) Monthly Statement. With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Owner Trustee, the Indenture Trustee, the Certificateholders, the Rating Agencies and each Noteholder, not less than two Business Days prior to such Payment Date, a monthly statement (a "Monthly Statement"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit B.

                    (b) Annual Statement. The Servicer will provide to the Owner Trustee, the Indenture Trustee, the Certificateholders, the Rating Agencies and each Noteholder, on or prior to October 31 of each year, commencing October 31, 1997, a cumulative summary of the information required to be included in the Monthly Statements for the Collection Periods ending during the immediately preceding Transaction Year.

                    3.11 Annual Statement as to Compliance. The Servicer will provide to the Owner Trustee and the Indenture Trustee on or prior to October 31 of each year, commencing October 31, 1997, a certificate signed by a Responsible Officer of the Servicer stating that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding Transaction Year has been made under such Person's supervision and (b) to the best of such Person's knowledge, based on such review, the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such Transaction Year and no Servicer Default has occurred and is continuing (or, if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such Transaction Year and no notice thereof has been given to the Indenture Trustee and the Owner Trustee, specifying such Servicer Default and the steps taken to remedy such event).

                    3.12 Annual Independent Public Accountants' Servicing Statements. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to each Holder of a Class B Note, the Owner Trustee and the Indenture Trustee on or prior to October 31 of each year, commencing October 31, 1997, a statement relating to the previous Transaction Year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Leases, and (b) based on such examination, such firm is of the opinion that the Monthly Statements for such Transaction Year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report.


                                   ARTICLE IV

                    RIGHTS OF HOLDERS; ACCOUNTS; ALLOCATION
                      AND APPLICATION OF THE TRUST ESTATE

                    4.1 Rights of Holders. The Notes and the Trust Certificate represent the right to receive payments in respect of the Trust Estate and other amounts at the times and in the amounts specified in this
Article IV and Article VIII to be paid to the respective Holders thereof; provided that the right to such payments shall not exceed (i) for the Holders of the Class A Notes, in the aggregate, the Outstanding Class A Principal Balance plus accrued interest thereon calculated at the Class A Interest Rate in accordance with the provisions of the Indenture and this Agreement and (ii) for the Holders of the Class B Notes, in the aggregate, the Outstanding Class B Principal Balance plus accrued interest thereon calculated at the Class B Interest Rate in accordance with the provisions of the Indenture and this Agreement. The Noteholders' recourse under the Indenture and the Notes and the Certificateholders' recourse under this Agreement and the Trust Agreement for amounts payable on or with respect to the Notes and the Trust Certificates shall be limited to and payable only out of the Trust Estate.

                    4.2 Establishment of the Collection Account. The Servicer, on behalf of the Issuer and the Indenture Trustee (for the benefit of the Holders), will establish and maintain or cause to be so established and maintained, in the name of the Indenture Trustee, an Eligible Deposit Account (the "Collection Account") bearing designations clearly indicating that the funds deposited in such account are held in trust for the benefit of the Holders. The Collection Account will be established and maintained with the Indenture Trustee.

                    4.3 Establishment of Note Distribution Account. The Servicer, on behalf of the Issuer and the Indenture Trustee (for the benefit of the Noteholders), will establish and maintain or cause to be established and maintained, in the name of the Indenture Trustee, an Eligible Deposit Account (the "Note Distribution Account") bearing a designation clearly indicating that the funds deposited in such account are held in trust for the benefit of the Noteholders. The Note Distribution Account will be established and maintained with the Indenture Trustee.

                    4.4 Investment of Accounts. Funds on deposit in each Trust Account will be invested in Eligible Investments; provided that all related funds will be available for withdrawal without loss of principal or interest on the succeeding Payment Date (except with respect to the Collections received by the Servicer after the end of the immediately preceding Collection Period, the proceeds of investments of which need not be available until the next succeeding Payment Date). Subject to the restrictions set forth below, the Servicer will have the authority to instruct the Indenture Trustee in writing with respect to the investment of funds on deposit in the Trust Accounts. Receipt of such written instructions by the Indenture Trustee will be a condition precedent to any investment pursuant to this Section 4.4. Such instructions will relate to specified investments which constitute Eligible Investments. None of the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer will be liable for any loss incurred in connection with any investment made pursuant to this Section 4.4 except with respect to any investment issued or guaranteed by the Indenture Trustee or the Owner Trustee in its individual capacity. The Indenture Trustee may make any investments pursuant to this Section 4.4 through its own investment department, in accordance with any such instructions received from the Servicer. Investment Earnings available to be withdrawn from the Collection Account on each Payment Date will be included in the Available Amount for such Payment Date. All Eligible Investments which have a specified maturity date will be held to maturity. The Indenture Trustee will maintain (for the benefit of the Holders, the Issuer and the Servicer) possession of all negotiable instru-ments or securities evidencing the Eligible Investments from the time of purchase thereof until the time of sale or maturity.

                    4.5 Control; Replacement of Trust Accounts. The Indenture Trustee (for the benefit of the Holders) will possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof. The Trust Accounts will be under the sole dominion and control of the Indenture Trustee (for the benefit of the Holders). If, at any time, the institution holding a Trust Account ceases to be an Eligible Institution or a Trust Account otherwise ceases to be an Eligible Deposit Account, the Servicer will, not later than the thirtieth Business Day after such cessation, establish a new account that is an Eligible Deposit Account with respect to such Trust Account and transfer or cause to be transferred any cash and/or investments in the existing Trust Account to such new account. From the date such new account is established, it will constitute the "Collection Account" or "Note Distribution Account" as the case may be, pursuant to this Agreement.

                    4.6 Identification of Accounts. Exhibit C identifies each of the Trust Accounts by its account number, account designation and the name of the institution with which it has been established. The Servicer or the Indenture Trustee may amend or modify Exhibit C from time to time as may be necessary to reflect any changes in such information.

                    4.7   Deposit of Collections and Other Amounts.

                    (a) Initial Deposit. Not later than the second Business Day after the Closing Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the Initial Cut-Off Date and through and including the Closing Date.

                    (b) Subsequent Deposits. From time to time after the Closing Date, the Servicer will deposit (in immediately available funds) all Collections in the Collection Account, as promptly as possible after the date upon which such Collections or payments are received (but in no event later than the second Business Day after such date).

                    (c) Amounts Exempt from Deposit. Notwithstanding Sections 4.7(a) and 4.7(b), the following Collections (or portions thereof) are not required to be deposited into the Collection Account and, if any such amounts are deposited into the Collection Account, such amounts may be withdrawn and paid to the Servicer:

                          (i) Collections (including the portion of the Warranty Purchase Price attributable to unreimbursed Servicer Advances) on any Leases on which (and to the extent that) the Servicer has previously made a Servicer Advance which has not been reimbursed pursuant to this Section 4.7(c)(i) or Section 4.8(a), which amounts the Servicer may retain (as a reimbursement of such Servicer Advance); and

                          (ii) Collections (other than the Repurchase Price) on any Repurchased Lease or any Lease for which a Lease has been substituted as described in Section 5.1 hereof, which amounts the Servicer may retain to the extent necessary to reimburse the Servicer for any related Servicer Advance which has not been reimbursed pursuant to this Section 4.7(c) or Section 4.8(a), and the remainder of which amounts the Servicer will pay to the Originator or the Seller, as the case may be.

                    4.8 Payments on Payment Dates. On each Payment Date (based on information contained in (and in sole reliance on) the related Monthly Statement delivered pursuant to Section 3.10(a)), the Indenture Trustee will cause the following payments and transfers to be made from the Available Amount for such Payment Date (in each case, such payment or transfer to be made only to the extent of the Available Amount remaining after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

                    (a) to the Servicer by wire transfer to the Servicer Account, the amount of any Unreimbursed Servicer Advance;

                    (b) to the Servicer by wire transfer to the Servicer Account, any Servicing Fee Arrearage for such Payment Date;

                    (c) to the Servicer by wire transfer to the Servicer Account, the Servicing Fee for such Payment Date;

                    (d) to the Holders of the Class A Notes by deposit to the Note Distribution Account, any Class A Interest Arrearage for such Payment Date;

                    (e) to the Holders of the Class A Notes by deposit to the Note Distribution Account, the Class A Interest Payment Amount for such Payment Date;

                    (f) to the Holders of the Class B Notes by deposit to the Note Distribution Account, any Class B Interest Arrearage for such Payment Date;

                    (g) to the Holders of the Class B Notes by deposit to the Note Distribution Account, the Class B Interest Payment Amount for such Payment Date;

                    (h) to the Holders of the Class A Notes by deposit to the Note Distribution Account, the Class A Principal Payment Amount for such Payment Date;

                    (i) to the Holders of the Class B Notes by deposit to the Note Distribution Account, the Class B Principal Payment Amount for such Payment Date; provided that if the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Holders of the Class A Notes of the amount described in (h) above) exceeds zero and the Subordination Amount would be less than the Minimum Required Subordination Amount (such difference, the "Subordination Shortfall"), an amount equal to the least of (x) the Subordination Shortfall, (y) such Outstanding Class A Principal Balance and (z) the Class B Principal Payment Amount for such Payment Date shall be paid to the Holders of the Class A Notes rather than to the Holders of the Class B Notes; and provided, further, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Holders of the Class A Notes described in clause (h) above and in this clause (i) on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Holders of the Class B Notes under this clause (i) (including any amounts otherwise payable to the Holders of the Class B Notes as described in clause
(j)) up to the amount of such Outstanding Class A Principal Balance shall be paid to the Holders of the Class A Notes rather than to the Holders of the Class B Notes;

                    (j) if a Restricting Event exists on such Payment Date and the Outstanding Class B Principal Balance on such Payment Date (after giving effect to the payment to the Holders of the Class B Notes of the amount described in (i) above on such Payment Date) exceeds zero, the remaining Available Amount to Holders of the Class B Notes up to the amount of such Outstanding Class B Principal Balance; and

                    (k) to the Certificateholders (pro rata according to the outstanding balance of the Trust Certificates), any remaining Available Amount (such amount to be paid as described on Exhibit C).

Payments to the Noteholders will be made from the Note Distribution Account as provided in the Indenture. Prior to the Stated Final Maturity Date, no principal amount shall be considered due and payable under this Section 4.8 (including for purposes of Section

5.1 of the Indenture) unless funds are available in the Collection Account for the payment therefor and are not paid as provided above.


                                   ARTICLE V

                             OTHER MATTERS RELATING
                                 TO THE SELLER

                    5.1   Substitution of Leases and Equipment.

                    (a)   Subject to the provisions of Section 5.1(b) through
(d) hereof, the Seller, upon notice from the Servicer, may substitute a Lease and the related Equipment for and replace (i) a Lease (and the related Equipment) that has become a Defaulted Lease or an Early Termination Lease,
(ii) that portion of a Partial Early Termination Lease (and the related Equipment) that has been terminated prior to the scheduled expiration date of such Lease or (iii) a Lease (and the related Equipment) that is the subject of a Warranty Event.

                    (b) Each Substitute Lease shall be a Lease, with respect to which all of the representations and warranties set forth in subsections (i) through (xix) of Section 3.01(a) of the Contribution and Sale Agreement were true as of the related Substitution Cut-Off Date. The substitutions pursuant to Section 5.1(a) hereof, made as of any Substitution Date, considered as a whole, shall not cause any of the Specified Portfolio Characteristics to be untrue as of the related Substitution Cut-Off Date, or if any of the Specified Portfolio Characteristics is untrue as of immediately prior to such Substitution Cut-Off Date, increase the amount by which any Specified Portfolio Characteristic is untrue.

                    (c) Prior to any substitution pursuant to Section 5.1(a) hereof, the Issuer shall have received a Substitution Transfer Agreement providing for the unconditional sale and transfer of the Substitute Leases and related Equipment by the Seller to the Issuer and an amended List of Leases reflecting the substitution.

                    (d)   The Servicer shall not permit any substitution under
Section 5.1(a) hereof on any Substitution Date if:

                             (i) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for

         Defaulted Leases would exceed six percent (6%) of the Aggregate Discounted Lease Balance as of the Cut-off Date;

                             (ii) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Leases that are the subject of a Warranty Event would exceed five percent (5%) of the Aggregate Discounted Lease Balance as of the Cut-off Date;

                             (iii) on a cumulative basis from the Closing Date, the sum of the Discounted Lease Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Leases (or portions thereof) would exceed ten percent (10%) of the Aggregate Discounted Lease Balance as of the Cut-off Date;

                             (iv) as of the related Substitution Cut-Off Date, the Substitute Leases and the related Equipment being substituted on such date have an Aggregate Discounted Lease Balance and Aggregate Discounted Lease and Residual Balance less than the Aggregate Discounted Lease Balance and Aggregate Discounted Lease and Residual Balance of all the Leases (or portions thereof), respectively, being replaced;10


                             (v) as a result of all substitutions to be made on such Substitution Date, the sum of the Scheduled Lease Payments on all Leases due in any Collection Period prior to the August 2000 Collection Period would be less than the sum of all Scheduled Lease Payments on the Leases subject to this Agreement on the Closing Date becoming due during such Collection Period (a "Payment Deficiency"), or increase the amount of any Payment Deficiency; and

                             (vi) unless such substitution is with respect to a Lease that has become a Defaulted Lease, if either:

                                  (A) a Restricting Event has occurred and is continuing; or

                                  (B)      the amount calculated as (1) the
                    Aggregate Discounted Lease Balance as of the Determination Date immediately preceding such Substitution Date minus (2) the outstanding principal balance of the Class A Notes on such Substitution Date is less than the greater of (1) the Minimum Required Subordination Amount and (2) 15% of the Aggregate Discounted Lease Balance on the Determination Date immediately preceding such Substitution Date.

                    (e) The Seller shall also have the right to substitute Equipment under any Lease for comparable Equipment so long as there is no change in the amount, number or timing of the Scheduled Lease Payments with respect to such Lease and as of the related date of substitution the Discounted Equipment Residual Value of the substitute Equipment is not less than the Discounted Equipment Residual Value of the original Equipment and provided that, with respect to the substitute Equipment, the representations and warranties set forth in subsections (i), (vii) and (ix) of Section 3.01(a) of the Contribution and Sale Agreement and Section 2.4(a)(i) of this Agreement are true as of the date of such substitution and the Seller shall have sold and transferred to the Issuer all of the Seller's rights, title and interest in, to and under such Equipment pursuant to a Substitution Transfer Agreement.

                    (f) Upon the replacement of a Lease and/or the Equipment with a Substitute Lease and/or Equipment as described above, the interest of the Owner Trustee and the Indenture Trustee in such replaced Lease and/or Equipment and all proceeds thereon shall be terminated and such replaced Lease and/or Equipment shall be released to the Seller.

                    5.2 Merger or Consolidation of the Seller; Assumption of the Seller's Obligations.

                    (a) General Prohibition. The Seller will not consolidate with, merge into, convey or transfer a substantial part of its Properties to any Person (other than the sale, transfer, assignment and conveyances described in this Agreement), unless (i) the Person formed by such consolidation or merger or which acquires by conveyance or transfer a substantial part of the properties and assets of the Seller will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and is a special purpose corporation, (ii) such action would not result in a withdrawal or reduction of any rating then in effect of the Class A Notes or of the Class B Notes from a Rating Agency, so long as in each case such class of Notes is outstanding (as confirmed by the Rating Agencies in writing), (iii) the Person expressly assumes (by an agreement executed and delivered to the Issuer, which supplements this Agreement and is in a form satisfactory to the Issuer) the performance of every covenant and obligation of the Seller pursuant to this Agreement, as applicable, and (iv) the Seller has delivered to the Issuer and the Indenture Trustee an Officer's Certificate of the Seller and an Opinion of Counsel each to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreements comply with this Section 5.4 and that all conditions precedent relating to such transaction pursuant to this Agreement have been met. Notwithstanding the preceding sentence, to the extent that any right, covenant or obligation of the Seller is inapplicable to the successor entity, such successor entity will be subject to such covenant, obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.

                    (b) Assignability of Obligations. The obligations of the Seller pursuant to this Agreement are not assignable, and no Person will succeed to the obligations of the Seller pursuant to this Agreement, except in each case in accordance with the provisions of this Section 5.2.

                    5.3 Compliance with Certificate of Incorporation. The Seller will comply with the provisions of its Certificate of Incorporation and will not amend its Certificate of Incorporation, except as provided therein.

                    5.4 Limitation of Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind submitted by any Person respecting any matters arising under this Agreement as being prima facie properly executed. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action in any way relating to the Receivables that is not incidental to its obligations as the seller of the Receivables under this Agreement and that in its opinion may cause it to incur any expense or liability.


                                   ARTICLE VI

                             OTHER MATTERS RELATING
                                TO THE SERVICER

                    6.1   Liability of the Servicer and Others.

                    (a) The Servicer will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Servicer in such capacity. Except as provided in Section 6.2, the Servicer or any of its respective directors, officers, employees or agents will not be under any liability to the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Holders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, that this provision will not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The

Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not related to its duties to service the Leases in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability. No director, officer, employee or agent of the Servicer will be under any liability to the Owner Trustee, the Indenture Trustee, the Holders, the Issuer, the Seller or any other Person pursuant to this Agreement or pursuant to any document delivered hereunder. It is expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes and the Trust Certificate.

                    (b) The Servicer and any director or officer or employee or agent of the Servicer shall be reimbursed by the Indenture Trustee or the Owner Trustee, as applicable, for any actual and direct (and not consequential) contractual damages, liability or expense (including, without limitation, any obligation of the Servicer to the Indenture Trustee or the Owner Trustee, as applicable, pursuant to subsection 6.2(c)(x) or (y)) incurred by reason of such trustee's willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of such trustee's duties under this Agreement, the Indenture or the Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                    (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Leases in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement and the interests of the Noteholders under the Indenture and the interests of the Certificateholders under the Trust Agreement. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs for such action and liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor from any amounts recovered in such action.

                    (d) The Indenture Trustee shall distribute out of the Collection Account on a Payment Date any amounts permitted for reimbursement pursuant to subsection 6.1(c) not therefor reimbursed prior to making the other payments and transfers to be made under Section 4.8 on such Payment Date.

                    6.2   Indemnification by the Servicer.

                    (a) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee of the Issuer) and the Issuer (and their respective directors, officers, stockholders, agents and servants) and the Noteholders from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to any fees or other compensation payable to any such Person or payments on the Notes and, with respect to the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of any Leases to the Issuer hereunder or the issuance and original sale of the Notes or the Trust Certificate, or asserted with respect to ownership or sale of any Leases or federal or other income taxes arising out of distributions or receipt of payment on the Notes or the Trust Certificate, and costs and expenses in defending against the same.

                    (b) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee of the Issuer) and the Issuer (and their respective directors, officers, stockholders, agents and servants) and the Holders from and against any and all costs, expenses, losses, claims, actions, suits, damages and liabilities to the extent that such cost, expense, loss, claim, action, suit, damage or liability arose out of, or was imposed upon the Indenture Trustee, the Owner Trustee(in its individual capacity and as trustee of the Issuer), the Issuer or the Holders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, the Indenture or the Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, the Indenture or the Trust Agreement.

                    (c) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee and the Owner Trustee (in its individual capacity and as trustee of the Issuer), and their respective directors, officers, stockholders, agents and servants, from and against all costs, expenses, losses, claims, actions, suits, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee's performance of its duties under the Indenture, (y) in the case of the Indenture Trustee, the Owner Trustee's performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the Indenture (in the case of the Indenture Trustee), including the administration of the Indenture Trust Estate, and the Trust Agreement (in case of the Owner Trustee), including the administration of the Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee in its individual capacity, arises from the Indenture Trustee's breach of any of its representations or warranties in Section 6.13 of the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.3 of the Trust Agreement or (D) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

                    (d) Indemnification under this Section 6.2 shall include any reasonable judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification will not be payable from the assets of the Issuer. The provisions of this
Section 6.2 will run directly to and be enforceable by an injured party, subject to the limitations set forth in this Section 6.2. The obligations of the Servicer pursuant Section 3.9 and to this Section 6.2 will survive the termination of this Agreement and of the Trust Agreement.

                    (e) If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

                    6.3 Merger or Consolidation of Servicer; Assumption of Servicer's Obligations. The Servicer will not consolidate with or merge into, convey or transfer all or substantially all of its Properties to any Person (which shall not include the contributions and sales pursuant to the Contribution and Sale Agreement in the Servicer's capacity as the Originator) unless (i) the Person formed by such consolidation, merger or which acquires by conveyance or transfer all or substantially all of the Properties of the Servicer is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) such Person expressly assumes (by an agreement, executed and delivered to the Issuer, which supplements this Agreement and is in a form reasonably satisfactory to the Indenture Trustee) the performance of every covenant and obligation of the Servicer pursuant to this Agreement, and (iii) the Servicer has delivered to the Issuer and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreements comply with this Section 6.3 and that all conditions precedent relating to such transaction pursuant to this Agreement have been met.

                    6.4 The Servicer Not to Resign. The Servicer will not resign from the obligations and duties imposed on it pursuant to this Agreement except (a) upon a determination that (i) the performance of its duties pursuant to this Agreement is impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties pursuant to this Agreement permissible under applicable law. Any determination pursuant to clause (i) above will be evidenced by an Opinion of Counsel to such effect and any determination pursuant to clause (ii) above will be evidenced by an Officer's Certificate, in each case delivered to the Indenture Trustee. No Servicer resignation will become effective until the Indenture Trustee or a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2. If within 120 days of the date of any determination described in this Section 6.4, the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee will without further action be appointed a Successor Servicer. The provisions of
Section 7.1 with respect to the duties of the Servicer in effecting the termination of its servicing responsibilities and the transfer of such responsibilities to a Successor Servicer will apply to any resignation pursuant to this Section 6.4.

                                  ARTICLE VII

                               SERVICER DEFAULTS

                    7.1   Servicer Defaults.

                    (a) Definition. Any of the following events will constitute a "Servicer Default" pursuant to this Agreement:

                          (i) any failure by the Servicer to make any payment, transfer or deposit or deliver any Monthly Statement or Annual Statement which continues beyond the second Business Day after the date upon which such payment, transfer, or delivery is required to be made pursuant to this Agreement;

                          (ii) any failure by the Servicer to observe or perform in any material respect any other covenant or agree-ment of the Servicer pursuant to this Agreement, if such failure materially and adversely affects the rights of the Noteholders and continues unremedied for a period of thirty days after the earlier of
         (a) the date on which written demand that such failure be remedied is given to the Servicer by the Indenture Trustee, the Holders of Notes evidencing, in the aggregate, more than 50% of the sum of the then Outstanding Class A Principal Balance and the then Outstanding Class B Principal Balance) or (b) the date on which a Responsible Officer of the Servicer becomes aware of such failure;

                       (iii) any delegation of the Servicer's duties pursuant to this Agreement, except as permitted pursuant to Section 9.6;

                        (iv) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect in any material respect when made and such incorrect statement has a material and adverse effect on the rights of the Holders and continues to be incorrect in any material respect for a period of thirty days after the earlier of (a) the date on which written demand that such incorrect statement be remedied is given to the Servicer by the Indenture Trustee, Holders of Notes evidencing, in the aggregate, more than 50% of the sum of the then Outstanding Class A Principal Balance and the then Outstanding Class B Principal Balance or (b) the date on which a Responsible Officer of the Servicer becomes aware of such incorrect statement; or

                          (v) (A) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Servicer or all or substantially all of its Property, (B) a decree or order of a court or agency or supervisory authority having proper jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of the Servicer's affairs, is entered against the Servicer and such decree or order remains in force undischarged or unstayed for a period of 60 days, or
         (C) the Servicer admits in writing its inability to pay, or fails to pay, its debts generally as they become due, files a petition or commences any case or proceeding to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

                    (b) Consequences of Servicer Default. If any Servicer Default occurs, then, so long as such Servicer Default is continuing, the Indenture Trustee and the Holders of Notes evidencing, in the aggregate, more than 50% of the sum of the then Outstanding Class A Principal Balance and the then Outstanding Class B Principal Balance, by written notice (a "Termination Notice") to the Servicer (and to the Indenture Trustee and the Owner Trustee), may terminate all of the rights and obligations of the Servicer pursuant to this Agreement and in, to and under the Trust Estate. After the Servicer receives a Termination Notice, and on the date that a Successor Servicer is appointed pursuant to Section 7.2, all authority and power of the Servicer pursuant to this Agreement will pass to and be vested in the Successor Servicer. The Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, which are necessary or appropriate to effect the transfer of the servicing function pursuant to this Agreement. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the Servicer's responsibilities and rights pursuant to this Agreement. The Servicer will promptly transfer the information contained in the Lease Management System relating to the Leases to the Successor Servicer in such form as the Successor Servicer may reasonably request, and will promptly transfer to the Successor Servicer possession of the Lease Files and all other records, correspondence and documents necessary for the continued servicing of the Leases in the manner and at such times as the Successor Servicer will reasonably request. To the extent that compliance with this Section 7.1(b) requires the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Servicer may require the Successor Servicer to enter into such customary licensing and confidentiality agreements as the Servicer reasonably deems necessary to protect its interests.

                    (c) Actions Beyond Servicer's Control. Notwithstanding the foregoing, any delay in or failure of performance referred to in Section 7.1(a)(i) for a period not in excess of five Business Days or under Section 7.1(a)(ii), (iii) or (iv) for a period not in excess of sixty Business Days (in each case, without giving effect to any grace period described in such Section) will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

The preceding sentence will not relieve the Servicer of the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer will provide the Indenture Trustee, the Issuer, and the Noteholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to perform its obligations.

                    7.2   Indenture Trustee to Act; Appointment of Successor.

                    (a) Servicer's Continued Performance. On and after the Servicer's receipt of a Termination Notice pursuant to Section 7.1(b), the Servicer will continue to perform all servicing functions pursuant to this Agreement until the date specified by the Indenture Trustee in such Termination Notice or, if no such date is specified, until a date mutually agreed upon by the Servicer and the Indenture Trustee.

                    (b) Appointment; Inability to Appoint. As promptly as possible after delivery of a Termination Notice the Indenture Trustee, pursuant to the Indenture, will appoint a successor to the Servicer. No Person shall act as the Successor Servicer until such Person accepts its appointment by a written assumption in a form reasonably acceptable to the Indenture Trustee. The Indenture Trustee may obtain bids from potential Successor Servicers. If no Successor Servicer has been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee, without further action, will automatically be appointed the Successor Servicer, unless the Indenture Trustee is legally unable so to act, in which case the Indenture Trustee will petition a court of competent jurisdiction to appoint an established servicing entity having a net worth of not less than $25,000,000 and whose regular business includes the servicing of leases of equipment which is of a type or types similar to the Equipment.

                    (c) Successor's Rights, Duties and Liabilities. Upon its appointment, the Successor Servicer will be the successor with respect to servicing functions pursuant to this Agreement and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, and all references in this Agreement to the Servicer will be deemed to refer to the Successor Servicer.

                    (d) Compensation. In connection with such appointment and assumption, the Indenture Trustee will be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of collections, as it and such Successor Servicer agree; provided that no such compensation will be in excess of the compensation permitted to be paid to the Servicer pursuant to
Section 3.8 of this Agreement.

                    (e) Cessation of Successor's Authority. All authority and power granted to a Successor Servicer pursuant to this Agreement will automatically cease and terminate upon termination of this Agreement pursuant to Section 8.1 and will pass to and be vested in the Seller (or Person designated by the Seller) and the Seller (or Person designated by the Seller) are hereby authorized and empowered to execute and deliver, on behalf of such Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, which are necessary or appropriate to effect the purposes of such transfer of the servicing function pursuant to this Agreement. The Successor Servicer agrees to cooperate with the Seller (or Person designated by the Seller) in effecting the termination of such Successor Servicer's responsibilities and rights. The Successor Servicer will transfer its electronic records relating to the Leases to the Seller (or Person designated by the Seller) in such electronic form as the Seller (or Person designated by the Seller) may reasonably request and will transfer all other records, correspondence and documents to the Seller (or Person designated by the Seller) in the manner and at such times as the Seller (or Person designated by the Seller) will reasonably request. To the extent that compliance with this Section 7.2(e) requires the Successor Servicer to disclose to the Seller (or Person designated by the Seller) information of any kind which the Successor Servicer deems to be reasonably confidential, the Successor Servicer may require the Seller (or Person designated by the Seller) to enter into such customary licensing and confidentiality agreements as the Successor Servicer reasonably deems necessary to protect the Successor Servicer's interests.

                    7.3 Notification. Promptly upon the occurrence of any Servicer Default (and, in any event, within two Business Days after the Servicer becomes aware thereof), the Servicer will give the Indenture Trustee, the Owner Trustee, the Rating Agencies and the Issuer written notice of such Servicer Default, and the Indenture Trustee thereupon will give written notice of such Servicer Default to each Noteholder. The Indenture Trustee promptly will give written notice of any termination or appointment of a Successor Servicer pursuant to this Article VII to each Noteholder and the Rating Agencies.

                    7.4 Waiver of Past Defaults. The Holders of Notes evidencing, in the aggregate, more than 50% of the sum of the then Outstanding Class A Principal Balance and the then Outstanding Class B Principal Balance may, on behalf of all Holders, waive any default by the Servicer or the Seller in the performance of their respective obligations under this Agreement and the consequences of any such default, other than a default in the failure to make any required deposits, transfers or payments in accordance with Section 4.8. Upon any such waiver of a past default, such default will cease to exist, and any default arising from or relating to such default will be deemed to have been remedied and cured for all purposes under this Agreement. No such waiver will extend to any subsequent or other default or impair any right upon any such subsequent default except to the extent expressly so waived.

                    7.5 Lease Schedule. The Servicer will maintain true, correct and complete copies of the List of Leases and the Lease Schedule (as defined in the Contribution and Sale Agreement). Each time the List of Leases or the Lease Schedule is amended, the Servicer shall promptly forward to the Indenture Trustee such List of Leases or Lease Schedule as so amended (or an amendment to be attached to the previous List of Leases or Lease Schedule so delivered to the Indenture Trustee). The Indenture Trustee shall maintain (and make available to interested parties during normal business hours) at its Corporate Office such List of Leases and Lease Schedule as so amended (or previous List of Leases and Lease Schedule together with all amendments), which shall constitute the List of Leases and the Lease Schedule referred to in the UCC financing statements filed pursuant to the Contribution and Sale Agreement, this Agreement or the Indenture, as applicable.

                                  ARTICLE VIII

                                  TERMINATION

                    8.1   Termination.

                    (a)   If the Termination Date occurs as described in clause
(a) of the definition of Termination Date and at such time, after giving effect to all payments to be made under Section 4.8 on such Termination Date, there is any Class A Interest Arrearage or Class B Interest Arrearage or the Outstanding Class A Principal Balance or Outstanding Class B Principal Balance is not zero, then the Indenture Trustee will sell, dispose of or otherwise liquidate the remaining Leases and Equipment (or, if applicable, a portion of the remaining Leases and Equipment to the extent necessary to provide proceeds sufficient to pay any such unpaid amounts (and any accrued interest on any Outstanding Class A Principal Balance or Outstanding Class B Principal Balance at the Class A Interest Rate or Class B Interest Rate, as the case may be)) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such sale, disposition or liquidation will be treated as Collections, and deposited into the Collection Account and paid and distributed in accordance with Section 4.8 on the next Payment Date.

                    (b) On the date after the Termination Date (or, if the Termination Date occurs as described in clause (a) of the definitions of Termination Date, on the day after the proceeds of the sale, disposition or liquidation described in Section 8.1(a) are paid and distributed as described in Section 8.1(a)), after the payment to the Indenture Trustee, the Owner Trustee, the Servicer and the Noteholders of all amounts required to be paid under this Agreement, the Indenture and the Trust Agreement, all amounts on deposit in the Trust Accounts (other than, in the case of the Note Distribution Account, amounts to be paid to the Noteholders) shall be paid to the Certificateholders (as described on Exhibit C) and all other assets of the Issuer shall be transferred to the Certificateholders, in each case pro rata according to the outstanding balance of the Trust Certificates as a distribution on the Trust Certificates.

                    (c) This Agreement and the respective obligations and responsibilities of the Issuer, the Seller, the Servicer and the Indenture Trustee created pursuant to this Agreement (other than the obligations of the Indenture Trustee under this Article VIII) will terminate, except with respect to the duties described in Section 6.2, upon the payment and transfer to the Certificateholders described in Section 8.1(b).

                    8.2 Notice of Final Payment. As promptly as practicable the Servicer, on behalf of the Issuer, will give written notice to the Indenture Trustee and the Owner Trustee that the final payment of principal and interest on the Class A Notes or the Class B Notes will be made on a Payment Date. Such notice will be accompanied by an Officer's Certificate setting forth the information which would be specified in a statement given pursuant to
Section 3.10(b) relating to the period during the then current Transaction Year through the final Payment Date specified in such notice.

                    8.3   Optional Purchase.

                    (a) Requirements. The Servicer will have the option (but not the obligation) (the "Purchase Option") to purchase all of the assets of the Issuer (other than the Trust Accounts) on any Payment Date (i) if on such Payment Date (after giving effect to the transfers and payments otherwise to be made pursuant to Section 4.8 on such Payment Date) the sum of the Outstanding Class A Principal Balance and the Outstanding Class B Principal Balance is or would be less than 10% of the sum of the Initial Class A Principal Balance and the Initial Class B Principal Balance and

(ii) the Servicer Purchase Price (as defined in (b) below) together with the other amounts on deposit or to be on deposit in the Note Distribution Account on the Redemption Date equals or exceeds the amount required to pay in full the principal amount of the Notes together with accrued interest thereon through the Redemption Date at the Class A Interest Rate or the Class B Interest Rate, as applicable.

                    (b) Exercise of Purchase Option. To exercise the Purchase Option as of any Payment Date, the Servicer shall deposit in the Collection Account on or prior to such Payment Date an amount (the "Servicer Purchase Price") equal to the Aggregate Discounted Lease and Residual Balances as of the related Determination Date plus the appraised value of any other property (other than the Trust Accounts) held by the Trust (such value to be mutually agreed upon (or determined by an appraiser mutually agreed upon) by the Servicer, the Owner Trustee and the Indenture Trustee). Upon such deposit, the Servicer shall succeed to all interests in and to the Trust (other than the Trust Accounts). The amount so deposited shall be included in the Available Amount on such Payment Date.

                    (c) Notice of Exercise. The Servicer shall timely provide to the Issuer and the Indenture Trustee and the Owner Trustee notice of the Servicer's election to exercise the Purchase Option.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                    9.1   Amendment.

                    (a) This Agreement may be amended by the Seller, the Servicer and the Issuer with the consent of the Indenture Trustee and the Owner Trustee, but without the consent of any of the Noteholders or the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, (iii) to add or supplement any credit enhancement for the benefit of the Noteholders (provided that if any such addition shall affect any class of Noteholders differently than any other class of Noteholders then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders), (iv) add to the covenants, restrictions or obligations of the Seller, the Servicer, the Issuer, the Owner Trustee or the Indenture Trustee or
(v) add, change or eliminate any other provision of this

Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

                    (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer with the consent of the Indenture Trustee and the Owner Trustee, and the consent of Noteholders whose Notes evidence, in the aggregate, more than 50% of the sum of the then Outstanding Class A Principal Balance and the then Outstanding Class B Principal Balance, in each case as of the preceding Payment Date (which consent, shall be conclusive and binding on such Person and on all future Noteholders and holders of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) and the consent of the Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or payments that shall be required to be made on any Note or the interest rate for any class of Notes, or
(ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all of the Noteholders.

                    (c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies.

                    (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent or a true copy thereof to each Noteholder and Certificateholder.

                    (e) It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to subsection 9.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or the Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and the Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates.

                    (f) Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's or the Owner Trustee's, respectively, own rights, duties or immunities under this Agreement or otherwise.

                    (g) Each of Trans Leasing and the Seller agrees that it shall not amend or agree to any amendment of the Contribution and Sale Agreement unless such amendment would be permissible under the terms of this
Section 9.1, as if this Section 9.1 were contained in the Contribution and Sale Agreement.

                    9.2   Evidence of Filings.  Subject to the provisos in
Section 2.1(b), the Servicer will cause this Agreement, all amendments to this Agreement, and all financing statements and continuation statements and any other necessary documents relating to the Indenture Trustee's right, title and interest to the Trust Estate, to be promptly recorded, registered and filed (and at all times to be kept recorded, registered and filed) all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Indenture Trustee to all property comprising the Trust Estate, all as provided in, and subject to, Sections 2.1(b) and 3.7(c). The Servicer will deliver to the Indenture Trustee a file-stamped copy of, or filing receipt for, any document recorded, registered or filed as provided in Section 2.1(b) or 3.7(c), promptly after such copy or receipt becomes available. The Seller will cooperate fully with the Servicer in connection with the performance of such Sections and will execute any and all documents reasonably required to fulfill the intent of such Sections.

                    9.3 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    9.4 Notices. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by United States mail, registered or certified, postage prepaid and return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                    If to the Seller:

                          TL Lease Funding Corp. IV
                          c/o The Corporation Trust Company
                          1209 Orange Street
                          Wilmington, DE 19801

                                  with a copy (which copy will not constitute notice to Seller) to each of:

                                  Trans Leasing International, Inc.
                                  3000 Dundee Road
                                  Northbrook, IL 60062
                                  Attention:  Chief Financial Officer

                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, IL 60601
                                  Attention:  Jill L. Sugar

                    If to the Issuer:

                          Bankers Trust (Delaware)
                          1001 Jefferson Street
                          Suite 550
                          Wilmington, Delaware  19801

                                  with a copy (which copy will not constitute notice to the Transferor) to each of:

                                  Bankers Trust Company
                                  4 Albany Street
                                  New York, New York  10006
                                  Attention:  Corporate Trust & Agency Group -
                                              Structured Finance

                                  Trans Leasing International, Inc.
                                  3000 Dundee Road
                                  Northbrook, IL  60062
                                  Attention:  Chief Financial Officer

                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, IL  60601
                                  Attention:  Jill L. Sugar

                    If to the Servicer:

                                  Trans Leasing International, Inc.
                                  3000 Dundee Road
                                  Northbrook, IL  60062
                                  Attention:  Chief Financial Officer

                                  with a copy (which copy will not constitute notice to the Servicer) to:

                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, IL  60601
                                  Attention:  Jill L. Sugar

                    If to the Indenture Trustee:

                                  Manufacturers and Traders Trust Company
                                  One M&T Plaza, 7th Floor
                                  Buffalo, NY  14203
                                  Attention:  Neil B. Witoff, Assistant Vice
                                              President, Corporate Trust
                                              Administration

                    If to the Owner Trustee:

                          Bankers Trust (Delaware)
                          1001 Jefferson Street
                          Suite 550
                          Wilmington, Delaware  19801

                                  with a copy to:

                                  Bankers Trust Company
                                  4 Albany Street
                                  New York, New York  10006
                                  Attention:  Corporate Trust & Agency Group
                                              - Structured Finance

                    If to S&P:

                                  Standard & Poor's Ratings Services
                                  26 Broadway
                                  15th Floor
                                  New York, NY  10004
                                  Attention: Asset Backed Surveillance

                          If to Moody's:

                                  Moody's Investors Service
                                  99 Church Street
                                  New York, NY  10007
                                  Attn:  ABS Monitoring Dept.

Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall have been personally delivered, with receipt acknowledged, three (3) Business Days after the same shall have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                    9.5 Severability of Provisions. If any covenant, agreement, provision or term of this Agreement is held invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the Trust Certificate or rights of the Noteholders or the Certificateholders.

                    9.6 Assignment. This Agreement may not be assigned by the Servicer, except as provided in Sections 3.1(e), 6.3, 6.4 or 7.2, without the prior consent of Holders of Notes evidencing not less than 50% of the sum of the then Outstanding Class A Principal and the then Outstanding Class B Principal Balance, and the Certificateholders.

                    9.7 Schedules and Exhibits. The Schedules and Exhibits constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                    9.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any Holder, of any right, remedy, power or privilege under this Agreement, will operate as a waiver of such right, remedy, power or privilege; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

                    9.9 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

                    9.10 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the Parties, the Holders and their respective successors and permitted assigns. The Owner Trustee is a third party beneficiary of this Agreement with respect to its rights to indemnification under Section 6.2. Except as otherwise provided in this Agreement, no other Person will have any right or obligation pursuant to this Agreement.

                    9.11 Merger and Integration. Except as specifically stated otherwise in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as expressly provided in this Agreement.

                    9.12 Headings. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

                    9.13 Certificates and Opinions of Counsel. Any certificate delivered by any Person in connection with this Agreement or the transactions contemplated hereby may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous. Any Opinion of Counsel or certificate delivered under this Agreement may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, a Responsible Officer or Responsible Officers of the Servicer or the Originator, as the case may be, stating that the information with respect to such factual matters is in the possession of the Servicer or the Originator, as the case may be, unless the Person delivering such Opinion of Counsel or certificate knows, or in the exercise of reasonable care should know, that such certificate, opinion or representations with respect to such matters are erroneous. Any exception or qualification contained in any Opinion of Counsel delivered in connection with this Agreement or the transactions contemplated hereby must be reasonably satisfactory to the Indenture Trustee and the Owner Trustee. Any such Opinion of Counsel or certificate may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such Opinion of Counsel or certificate knows, or in the exercise of reasonable care should know, that the certificate, opinions or representations with respect to the accounting matters are erroneous.

                    9.14 Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

                    9.15 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer, the Seller and the Owner Trustee shall not, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes, and (iii) any other indebtedness of the Issuer, the Seller or any other Trust formed by the Seller permitted under Section 2.7(l) of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its Property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

                    9.16 Limitation of Liability of Indenture Trustee and Owner Trustee.

                    (a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Manufacturers and Traders Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Manufacturers and Traders Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Indenture.

                    (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Bankers Trust (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Bankers Trust (Delaware) in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                    9.17 Confidential Information. Each of the Issuer and the Indenture Trustee hereby agrees that it shall neither use nor disclose to any Person the names and addresses of the Lessees or the vendors of the Equipment, except in connection with the enforcement of the Issuer's rights hereunder, under the Indenture or under the Receivables or as required by law.

                    9.18 Available Information. So long as the Class B Notes are outstanding and are "restricted securities" within the meaning of Rule 144
(a)(3) under the Securities Act, the Seller shall provide to any Holder of Class B Notes and to any prospective purchase of Class B Notes designated by a Holder of Class B Notes, upon request of such Holder or prospective purchaser, the information required to be delivered pursuant to Rule 144A under the Securities Act to permit compliance with Rule 144A under the Securities Act in connection with transfers of the Class B Notes.



                              *     *     *     *

                    IN WITNESS WHEREOF, the Seller, the Servicer and the Trust have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year written above.

                                      TRANS LEASING INTERNATIONAL, INC.,
                                        as Servicer

                                      By:________________________________
                                         Name:  Norman Smagley
                                         Title: Vice President, Finance
                                                and Chief Financial Officer

                                      TL LEASE FUNDING CORP. IV

                                      By:________________________________
                                         Name:  Norman Smagley
                                         Title: Vice President, Finance
                                                and Secretary

                                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                                      By:      BANKERS TRUST (DELAWARE)
                                               not in its individual capacity
                                               but solely as Owner Trustee of
                                               the Trust

                                      By:________________________________
                                         Name:
                                         Title:


Acknowledged and Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee


By:________________________________
   Name:
   Title:

BANKERS TRUST (DELAWARE),
not in its individual capacity but solely as Owner Trustee


By:________________________________
   Name:
   Title:

                                                                       Exhibit A


                                 LIST OF LEASES

                                  See Attached

                                                                       Exhibit B


                           FORM OF MONTHLY STATEMENT

                                  See Attached

                                                                       Exhibit C




                              COLLECTION ACCOUNT
                              ------------------

No.                             185258191
Designation:                    MANUFACTURERS AND TRADERS TRUST COMPANY, FOR
                                THE BENEFIT OF TL LEASE FUNDING CORP. IV

Where established:              MANUFACTURERS AND TRADERS TRUST COMPANY
                                (ABA #022000046)



                               SERVICER ACCOUNT
                               ----------------

No.                             7804563
Designation:                    TRANS LEASING INTERNATIONAL, INC.

Where established:              BANK OF AMERICA ILLINOIS (ABA #071000039)



                          NOTE DISTRIBUTION ACCOUNT
                          -------------------------


No.                             185258100
Designation:                    MANUFACTURERS AND TRADERS TRUST COMPANY, FOR
                                THE BENEFIT OF TL LEASE FUNDING CORP. IV

Where established:              MANUFACTURERS AND TRADERS TRUST COMPANY
                                (ABA #022000046)





Payments to the
Certificateholders
shall be made by
deposit into
the Servicer Account
or as otherwise
directed by the
Certificateholders

                                                                       Exhibit D


                        SUBSTITUTION TRANSFER AGREEMENT

                                  See Attached